EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                       INTEGRATED SECURITY SYSTEMS, INC.,

                             ISSI MERGER SUB, INC.,

                            ARMR SERVICES CORPORATION

                                       and

                        THE OFFICERS AND SHAREHOLDERS OF
                            ARMR SERVICES CORPORATION



                                September 5, 2003

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger ("Agreement") is made as of September 5, 2003, by and among Integrated Security Systems, Inc., a Delaware corporation ("Buyer"), ISSI Merger Sub, Inc., a Delaware corporation ("Merger Sub"), ARMR Services Corporation, a Virginia corporation ("Company"), Paul Roland, an individual residing in Fairfax, Virginia, Scott Rosenbloom, an individual residing in Fairfax, Virginia (Paul Roland and Scott Rosenbloom are individually referred to as an "Officer," and collectively as the "Officers"), Mary Roland, an individual residing in Fairfax, Virginia, and Ann Rosenbloom, an individual residing in Fairfax, Virginia (Mary Roland and Ann Rosenbloom are individually referred to as a "Shareholder," and collectively as the "Shareholders"). Paul and Mary Roland are collectively sometimes referred to as the "Rolands," and Scott and Ann Rosenbloom are collectively sometimes referred to as the "Rosenblooms". The Officers and Shareholders are individually referred to as a "Seller," and collectively as the "Sellers."

         WHEREAS, the Shareholders own all of the outstanding shares of capital stock of the Company; and

         WHEREAS, the Officers are currently the officers of the Company; and

         WHEREAS, each Officer is a Related Person of a Shareholder; and

         WHEREAS, Buyer is the sole shareholder of Merger Sub; and

         WHEREAS,   it  is  intended   that  the  Merger  shall   qualify  as  a
"reorganization" within the meaning of Section 368(a) of the IRC; and

         WHEREAS, the parties hereto desire to enter into this Agreement pursuant to which Buyer will acquire all of the outstanding shares of the capital stock of the Company by means of a merger of the Company with and into Merger Sub, upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual promises, representations, warranties and covenants hereinafter set forth, the parties, intending to be legally bound, hereto agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 1:

         "Accounts Receivable" is defined in Section 3.1.7.

         "Affiliate" means any Person that, directly or indirectly, controls or is controlled by or under common control with, another Person. For the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" means this Agreement and Plan of Merger.

         "Applicable Contract" means any Contract between any two or more persons (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability or
(c) by which the Company or any of the assets owned or used by it is or may become bound.

         "Applicable Percentage" is defined in Section 2.2.1(2)(c)(i).

         "Arbitrator" is defined in Section 2.2.1(2)(c)(ii).

         "Articles of Merger" is defined in Section 2.1.1.

         "Benefit Plan" is defined in Section 3.1.12(1).

         "Breach" means the following: a "Breach" of a representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence or circumstance.

         "Buyer" is defined in the first paragraph of this Agreement.

         "Buyer Indemnified Persons" is defined in Section 10.2

         "Buyer Intellectual Property Assets" is defined in Section 4.19.

         "Buyer SEC Report" is defined in Section 4.16.

         "Buyer's Advisors" is defined in Section 5.1.

         "Buyer Balance Sheet" is defined in Section 4.4.

         "Buyer Stock" means shares of Buyer common stock, par value $0.01 per share.

         "Cash Merger Consideration" is defined in Section 2.2.1(2)(b).

         "Certificate of Merger" is defined in Section 2.1.1.

         "Closing" is defined in Section 2.3.

         "Closing Date" means the date and time as of which the Closing actually takes place.

         "Company" means ARMR Services Corporation.

         "Company Balance Sheet" is defined in Section 3.1.4.

         "Company Intellectual Property Assets" is defined in Section 3.1.21(1).

         "Company Interim Balance Sheet" is defined in Section 3.1.4.

         "Company Sales Revenue" is defined in Section 2.2.1(2)(c)(iii).

         "Company Shares" means the Company's common stock, $1.00 par value.

         "Consent" means any approval, consent, ratification, waiver or other authorization (including any Governmental Authorization).

         "Constituent Corporations" means together, Merger Sub and the Company.

         "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including:

                  (a) the Merger;

                  (b) the execution, delivery and performance of the Employment Agreements; and

                  (c) the performance by Buyer, Merger Sub, the Company, Officers and Shareholders of their respective covenants and obligations under this Agreement.

         "Contingent Merger Consideration" means the sum of up to $2,147,000 calculated pursuant to the terms of Section 2.2.1(2)(c) which the Shareholders will be paid as provided in Section 2.2.1(2)(c).

         "Contract" means any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding, including, without limitation, all commitments (in the form of accepted purchase orders) to sell products and/or services, or outstanding quotations, proposals or bids for the sale of goods and all commitments (in the form of issued purchase orders), or outstanding quotations, proposals or bids, to purchase or acquire raw materials, components, supplies or services.

         "Damages" is defined in Section 10.2.

         "Deduction" is defined in Section 10.5(1).

         "Delta" is defined in Section 3.1.14

         "Delta Litigation" is defined in Section 3.1.14.

         "DGCL" means the Delaware General Corporation Law, as amended.

         "Disclosure Letter" means the disclosure letter delivered by the Shareholders and Officers to Buyer, as contemplated in this Agreement.

         "Earn-Out Period" is defined in Section 2.2.1(2)(c)(i).

         "Effective Time" is defined in Section 2.1.2.

         "Employment Agreements" is defined in Section 7.5.2.

         "Encumbrance" means any charge, claim, community property interest, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on voting, transfer, receipt of income or exercise of any other attribute of ownership.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor law and regulations and rules issued pursuant to that Act or any successor law.

         "Facilities" means any real property, leaseholds or other real property interests currently or formerly owned or operated by the Company and any buildings, plants, structures or equipment (including motor vehicles, tractors, vans, trailers and roll-off containers) currently or formerly owned or operated by the Company.

         "Financial Statements" is defined in Section 4.4.

         "GAAP" means generally accepted United States accounting principles, applied on a consistent basis.

         "Governmental Authorization" means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body" means any: (a) nation, state, county, city, town, village, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

         "Indemnified Person" is defined in Section 6.12.

         "IRC" means the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code of 1986, as amended, or any successor law.

         "IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "Knowledge" means, with respect to the Company or the Sellers, an individual will be deemed to have "Knowledge" of a particular fact or other matter if (a) Scott Rosenbloom or Paul Roland is actually aware of such fact or other matter, or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter. Knowledge means, with respect to Buyer or Merger Sub, an individual will be deemed to have "Knowledge" of a particular fact or other matter if (a) any officer of Buyer or Merger Sub is actually aware of such fact or other matter, or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

         "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

         "Marks" is defined in Section 3.1.21(1).

         "Merger" is defined in Section 2.1.1.

         "Merger Consideration" means the consideration stated in Section 2.2.1, consisting of the Cash Merger Consideration, the Stock Merger Consideration and the Contingent Merger Consideration.

         "Merger Sub" is defined in the first paragraph of this Agreement.

         "Officers" is defined in the first paragraph of this Agreement.

         "Order" means any award, decision, injunction, judgment, order, ruling or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

         "Ordinary Course of Business" means the following: an action taken by the Company will be deemed to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of the Company and is taken in the ordinary course of the normal day-to-day operations of the Company.

         "Organizational   Documents"  means  the  articles  or  certificate  of
incorporation and the bylaws of the Company, the Buyer, or the Merger Sub, and all amendments thereto.


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

         "Permitted Liens" means (a) mortgages or security interests shown on the Company Balance Sheet, the Buyer Balance Sheet or the Company Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Buyer Balance Sheet or the Company Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, detracts from the value or impairs the use of the property subject thereto or impairs the operations of the Company and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

         "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

         "Plan" means any Plan subject to Title IV of ERISA and maintained by the Buyer, or any such plan to which the Buyer is required to contribute on behalf of its employees.

         "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Product" is defined in Section 2.2.1(2)(c)(iii).

         "Registration Rights Agreement" means the Registration Rights Agreement attached as Exhibit D hereto.

         "Related Person" is defined in Section 3.1.24.

         "Representative" means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

         "SEC" means the U.S. Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Seller Indemnified Persons" is defined in Section 10.3.

         "Sellers" is defined in the first paragraph of this Agreement.

         "Sellers' Advisors" is defined in Section 6.1.

         "Sellers' Closing Documents" is defined in Section 3.2.3.

         "Shareholders" is defined in the first paragraph of this Agreement.

         "Stock Merger Consideration" is defined in Section 2.2.1(2)(a).

         "Subsidiary" means with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

         "Surviving Corporation" is defined in Section 2.1.1.

         "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under IRC ss. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         "Tax Return" means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Threatened" means the following: a claim, Proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing).

         "Trade Secret" is defined in Section 3.1.21.

         "VSCA" means the means the Virginia Stock Corporation Act, as amended.


                                   ARTICLE 2
                                 MERGER; CLOSING

         2.1      The Merger.

                  2.1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the VSCA and the DGCL, at the Effective Time, the Company shall be merged with and into Merger Sub (the "Merger"), in accordance with the terms set forth in this Agreement. From and after the Effective Time, the separate corporate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware (the "Surviving Corporation"). The Merger shall be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware (the "Certificate of Merger") and Articles of Merger with the State Corporation Commission of the Commonwealth of Virginia (the "Articles of Merger"), together with all other documents, notices and filings required by the VSCA and the DGCL.

                  2.1.2. Effective Time of the Merger. The Articles of Merger and the Certificate of Merger shall provide that the Merger shall be effective as of the time of filing of the Certificate of Merger (the "Effective Time").

                  2.1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in Section 721 of the VSCA and Section 259 of the DGCL. If at any time the Surviving Corporation shall consider or be advised that any further assignments, assurances in law or other acts or instruments are necessary or desirable to vest, perfect or confirm in the Surviving Corporation the title to any property or rights of the Constituent Corporations, the Constituent Corporations and their proper officers and directors shall and will do all such acts and things as may be necessary or proper to vest, effect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement.

                  2.1.4 Certificate of Incorporation; Bylaws; Directors and Officers. The Certificate of Incorporation and Bylaws of Merger Sub, as in effect at the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, except as described in Section 2.1.5. At the Effective Time, the Board of Directors and officers of the Surviving Corporation shall be comprised of the directors and officers of Merger Sub, to hold office until their respective successors are duly elected or appointed and qualified.

                  2.1.5 Amendment to Certificate of Incorporation. At the Effective Time, Article First of the Certificate of Incorporation of Merger Sub shall be amended to read in its entirety as follows: "ARTICLE I. Name. The name of the Corporation is B&B ARMR Corporation (the "Corporation")."

                  2.1.6 Tax Consequences. It is intended that the Merger shall constitute a reorganization described in Section 368(a) of the IRC and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the IRC. It shall not be a condition to the consummation of the Merger that any party hereto shall have received a ruling of the IRS as to the federal income tax consequences of the Merger.

         2.2      Terms of the Merger.

                  2.2.1    Merger Consideration.

                  (1) At the Effective Time, by virtue of the Merger and without any action by the holders of the Company Shares, Buyer, Merger Sub or the Company, all Company Shares issued and outstanding immediately prior to the Effective Time shall be canceled and retired and converted into and become rights to receive the Merger Consideration in the manner described in Section 2.2.1(3).


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

                  (2) The aggregate Merger Consideration shall be equal to the sum of the Stock Merger Consideration, the Cash Merger Consideration and the Contingent Merger Consideration (each as defined below). The aggregate Merger Consideration shall be payable as follows:

                           (a) On the Closing  Date,  Buyer shall deliver to the
                  Sellers Ten Million (10,000,000) newly issued shares of Buyer Stock (the "Stock Merger Consideration").

                           (b) On the Closing  Date,  Buyer shall deliver to the
                  Sellers Three Hundred Fifty Three Thousand dollars ($353,000) in cash (the "Cash Merger Consideration").

                           (c) Certain amounts shall be paid in cash by the Buyers to the Sellers from time to time (the "Contingent Merger Consideration"), which shall be determined and paid as follows:

                               (i)  Subject  to  the  procedures  set  forth  in
         Section 2.2.1(2)(c)(ii) below, during the Earn-Out Period, the Buyer shall pay to the Shareholders no later than thirty (30) days after the end of each applicable fiscal quarter an amount equal to the Applicable Percentage of the Company Sales Revenue earned during such fiscal quarter; provided, however, the maximum Contingent Merger Consideration payable under this Section 2.2.1(2)(c) for all fiscal quarters combined shall not exceed $2,147,000. The "Earn-Out Period" shall be the period beginning on October 1, 2003 and ending on the third anniversary thereof. The "Applicable Percentage" shall for each fiscal quarter be five percent (5%) until the aggregate Company Sales Revenue for such fiscal quarter equals $1,250,000, and for the remainder of such fiscal quarter, fifteen percent (15%). In the event that the Buyer does not pay the amount of the Contingent Merger Consideration then due for any applicable fiscal quarter, such amounts shall accrue interest at a rate of ten percent (10%) per annum from such date until paid in full.

                               (ii) Within thirty (30) days after the end of each fiscal quarter during the Earn-Out Period, Buyer shall provide a detailed statement of the Company Sales Revenue for such applicable quarter. The Buyer shall provide any additional details as the Shareholders may reasonably require. If the Shareholders have any objections to the determination of the Company Sales Revenue or the calculation of the Contingent Merger Consideration, the Shareholders shall deliver a statement (or statements) describing their objections to the Buyer prior to the first anniversary of the expiration of the Earn-Out Period. The Buyer and the Shareholders will use commercially reasonable efforts to resolve any such objections among themselves. If the Buyer and the Shareholders do not finally resolve the objections within twenty (20) business days after the Buyer has received the statement of objections, then the parties shall jointly select an independent arbitrator; if the parties are unable to agree upon an arbitrator, each party will appoint an arbitrator and the two arbitrators so appointed will select a third arbitrator (in such case the Arbitrator shall be the panel of three) (an individual or the panel of three, as the case may be, the "Arbitrator"). The Arbitrator shall settle any dispute by selecting the position of the party with respect to such dispute that the Arbitrator determines, in its sole discretion, to be the most correct. The Arbitrator shall not be entitled to resolve the dispute other than by selecting a position with respect to that dispute of one of the parties to the dispute. The determination of the Arbitrator shall be set forth in writing, delivered to each of the Buyer and the Shareholders, and shall be conclusive and binding on the parties and shall be non-appealable. The Buyer shall pay one-half of the cost of such Arbitration, and the Shareholders shall collectively pay the other one-half of such costs.


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

                               (iii) For the purposes of calculating the Contingent Merger Consideration, "Company Sales Revenue" shall mean, with respect to any Earn-Out Period, the total revenues (net of rebates, returns and allowances) generated from the sales, transfer or services of the products identified on Exhibit A hereto, and any modifications thereof (the "Products"). Sales shall be determined according to generally accepted accounting principles and tangible goods will be recognized upon shipping, and services will be recognized when invoiced.

                  (3) At the Effective Time, each issued and outstanding share of Company Shares shall be converted without any action on the part of the holder thereof into and be exchangeable for Stock Merger
         Consideration  and the Cash  Merger  Consideration.  The  total  Merger
         Consideration shall be allocated and paid to the Shareholders in accordance with their percentage ownership of Company Shares, as set forth on Exhibit B attached hereto.

                  2.2.2 Exchange Procedure for the Shareholders. After the Effective Time, each Shareholder shall surrender all stock certificates formerly representing Company Shares to the Surviving Corporation, duly endorsed and executed as the Surviving Corporation may require, to the Surviving Corporation for cancellation, at which time the Merger Consideration shall be delivered to such Shareholder. At the Effective Time, the holders of certificates evidencing the Company Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such stock, and their sole right shall be to receive their respective portions of the Merger Consideration, as set forth above. All rights to receive the Merger Consideration shall be deemed, when paid or issued hereunder, to have been paid or issued, as the case may be, in full satisfaction of all rights pertaining to the Company Shares.

                  2.2.3 Merger Sub Capital Stock. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Merger shall continue to be issued and outstanding and evidence ownership of the same number of shares of common stock of the Surviving Corporation, and the Merger shall effect no change in any of such shares, and no shares of Merger Sub common stock shall be converted in the Merger.

                  2.2.4 Company Treasury Shares. Any Company Shares held in the treasury of the Company immediately prior to the Effective Time shall be canceled as of the Effective Time, without payment of any consideration therefor.

         2.3 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Haynes and Boone, L.L.P., at 2505 N. Plano Road, Suite 4000, Richardson, Texas 75082, at 10:00 a.m., Dallas time, on September 5, 2003, or, if later, on the first business day on or by which the last to be fulfilled or waived of the conditions set forth in Articles 7 and 8 hereof shall be fulfilled or waived in accordance therewith, and the Closing shall be effective as of September 1, 2003.

                                    ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

         3.1 The Rolands, jointly and severally, on the one hand, and the Rosenblooms, jointly and severally, on the other hand, each severally represent and warrant to Buyer and Merger Sub as follows:

                  3.1.1 Organization and Good Standing. Part 3.1.1 of the Disclosure Letter contains a complete and accurate list of the Company's name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each stockholder). The Company is a corporation duly organized and validly existing under the laws of the
Commonwealth of Virginia, with corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company's business or assets. Sellers have delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect.

                  3.1.2 Authority; No Conflict. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, the Company has the right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. Except as set forth in Part 3.1.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                  (1) contravene, conflict with or result in a violation of (A) any provision of the Organizational Documents of the Company or (B) any resolution adopted by the board of directors or the stockholders of the Company;

                  (2) to the Company's Knowledge, contravene, conflict with or result in a violation of any Legal Requirement or any Order to which the Company or any of the assets owned or used by the Company, may be subject;

                  (3) to the Company's Knowledge, contravene, conflict with or result in a violation of any of the terms or requirements of any Governmental Authorization that is held by the Company; or

                  (4) to the Company's Knowledge, result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

                  Except as set forth in Part 3.1.2 of the Disclosure Letter, the Company is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except where the failure to give such notice or obtain such consent would not individually or in the aggregate have a material adverse effect on the Company.

                  3.1.3 Capitalization. The authorized equity securities of the Company consist of 1,000 shares of common stock, par value $1.00 per share, of which 200 shares are issued and outstanding. The 200 shares of common stock outstanding collectively constitute the Company Shares. There are no other outstanding equity securities of the Company. Shareholders are and will be on the Closing Date the record and beneficial holders of the Company Shares, in the amounts set forth on Exhibit B, free and clear of all Encumbrances. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement concerning the issuance of securities. The Company does not own, and does not have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

                  3.1.4 Financial  Statements.  Sellers have delivered to Buyer:
(a) an audited balance sheet of the Company as of December 31, 2002 (the "Company Balance Sheet") and the related statements of income, changes in Shareholders' equity, and cash flow for the fiscal year then ended, and (b) an audited balance sheet of the Company as of June 30, 2003 (the "Company Interim Balance Sheet") and the related audited statement of income for the six months then ended. Such financial statements and notes fairly present the financial condition and the results of operations, changes in shareholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not be material) and the absence of notes (that, if presented, would not differ from those included in the Company Balance Sheet). The financial statements referred to in this Section 3.1.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Company are required by GAAP to be included in the financial statements of the Company.

                  3.1.5 Books and Records. The books of account, minute books, stock record books and other records of the Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices for similar private companies (except where the failure to do so would not reasonably be expected to have a material adverse effect on the Company).

                  3.1.6 Title to Tangible Properties; Encumbrances. The Company does not own any real property. Part 3.1.6 of the Disclosure Letter contains a complete and accurate list of all real property leased or subleased by or to, or otherwise occupied by, the Company and all tangible personal property with a book value or replacement cost in excess of $25,000 owned or leased by the Company. Sellers have delivered or made available to Buyer copies of leases or subleases listed in Part 3.1.6 of the Disclosure Letter. The Company owns (subject to the matters permitted by the following sentence) all the tangible personal property and assets that it purports to own located in the Facilities operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Company Balance Sheet and the Company Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.1.6 of the Disclosure Letter and personal property sold since the date of the Company Balance Sheet or the Company Interim Balance Sheet, as the case may be, in the Ordinary Course of Business) and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Company Balance Sheet (except for personal property acquired and sold since the date of the Company Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Part 3.1.6 of the Disclosure Letter.

                  All tangible personal property and assets reflected in the Company Balance Sheet and the Company Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature except, with respect to all such personal property and assets, the Permitted Liens.

                  3.1.7 Accounts Receivable. All accounts receivable of the Company that are reflected on the Company Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Company Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within 180 days after the day on which it first becomes due and payable (except as set forth in Part 3.1.7 of the Disclosure Letter); provided that in the event that any Accounts Receivable is not collected and Buyer seeks indemnification therefor, all such uncollected Accounts Receivable shall be assigned to Sellers, and will be credited back to the reserves for uncollected Accounts Receivables. To the Company's Knowledge, there is no contest, claim or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.1.7 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Company Interim Balance Sheet, which list also sets forth the aging of such Accounts Receivable.

                  3.1.8 Inventory. All material inventory of the Company consists of a quality and quantity usable and salable in the Ordinary Course of Business. All inventories not written off have been priced on a reasonable and consistent basis.

                  3.1.9 No Undisclosed Liabilities.  Except as set forth in Part
3.1.9 of the Disclosure Letter, the Company has no liabilities or obligations of any nature except for liabilities or obligations reflected or reserved against in the Company Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since June 30, 2003.

                  3.1.10   Taxes.

                           (1) The Company has filed all Tax Returns that it was
                  required to file. Since January 1, 2000, all such Tax Returns were correct and complete in all respects and all positions taken thereon have been disclosed that could give rise to an understatement of federal income Tax within the meaning of Sec. 6662 of the IRC. All Taxes due and owing by the Company (whether or not shown on any Tax Return, whether known or unknown, asserted or unasserted) have been paid other than matters previously disclosed in writing, for which adequate accruals or reserves have been established. The Company is not a party to any tax sharing or other agreement that will require any payment with respect to Taxes. The Company has not requested any extension of time within which to file any Tax Return. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency or the collection of Taxes.

                           (2) Since  January 1, 2000,  no taxing  authority  or
                  other governmental unit has claimed, raised with the Company, discussed with the Company, proposed, or to the Company's Knowledge, Threatened any assessment, deficiency, adjustment, dispute, or claim concerning any Tax Return or any Tax liability of the Company. There is no asserted unpaid assessment, deficiency or adjustment concerning any Tax Return or Tax liability of the Company. To the Knowledge of the Company, none of the Tax Returns of the Company have been selected for or are now under audit or examination by any taxing authority or other governmental unit, and there are no suits, actions, proceedings or investigations pending or, to the Knowledge of the Company, Threatened against the Company with respect to any Taxes.

                           (3) The Company has withheld and timely  deposited or
                  paid all Taxes required to have been withheld and deposited or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

                           (4) The Company (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company); and (B) has no liability for the Taxes of any Person (other than the Company) under Treas. Reg. Sec. 1.1502-6 or any similar provision of state, local or foreign law), as transferee or successor, by contract, or otherwise. None of the Company nor any Seller is a Person other than a United States person within the meaning of the IRC and payments of purchase price made pursuant to the transaction contemplated herein are not subject to the withholding provisions of Sec. 3406 of the IRC or subchapter A of Chapter 3 of the IRC.

                           (5) Any unpaid  Taxes of the Company,  including  all
                  Taxes not yet due for any and all periods through June 30, 2003, whether known or unknown, asserted or unasserted, do not exceed the reserve for Tax liability set forth in the Company's latest balance sheet submitted to Buyer prior to the date of this Agreement. Buyer will be responsible for the preparation of all Tax returns and filings required to be filed, and the payment of all Taxes incurred by the Company arising as a result of the Merger or the operations of the Company's business on and after the Closing Date.

                  3.1.11 No Material Adverse Change. Since the date of the Company Interim Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets or condition of the Company, and, to the Knowledge of the Company, no event has occurred or circumstance exists that may result in such a material adverse change.

                  3.1.12    Employee Benefits

                           (1) Part  3.1.12(1)  of the  Disclosure  Letter lists
                  each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), any other deferred compensation, bonus, overtime, fringe benefit, insurance, welfare, medical, health, life, company car, disability, injury, illness, accident, sick pay, sick leave, vacation, termination, severance, retention, executive compensation, incentive, commission or other plan, agreement, policy, trust fund or arrangement, not otherwise listed on any exhibit to this Agreement, maintained or to which contributions are being made by the Company or which provide benefits to the Company's employees (collectively, the "Benefit Plans"). True and correct copies of each Benefit Plan have been delivered to Buyer. To the extent applicable, for each Benefit Plan, Sellers have provided to Buyer copies of
                  (i) the most recent determination letter and any outstanding request for a determination letter; (ii) IRS Forms 5500 with respect to the last two plan years; (iii) certified financial statements; (iv) summary plan descriptions to employees purporting to inform them of the Benefit Plan; (v) any related trust agreement; (vi) all insurance contracts or other funding arrangements; and (vii) all communications received from or sent to the IRS or the Department of Labor within the last two years. All contributions or premiums required to be made by the Company as of the date of this Agreement on account of, or under each, Benefit Plan have been paid or adequate accruals have been made therefore on the books of the Company and, except as disclosed on Part 3.1.12(1) of the Disclosure Letter, no such contribution or premium is delinquent under the terms of the applicable Benefit Plan. The Company does not maintain any Benefit Plan that provides post-retirement or post-termination welfare benefits for retired employees, except for continuing benefits required by applicable state and federal laws.

                           (2) Except as set forth on Part 3.1.12(2) of the Disclosure Letter, the Company does not contribute to and has not, within the five-year period ending on the date of this Agreement, contributed to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA), any plan which is subject to Section 412 of the IRC or Title IV of ERISA, or any Benefit Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA.

                           (3) No termination,  retention,  severance or similar
                  benefit will become payable as a result of any of the Contemplated Transactions.

                           (4)   Benefits   under  any   Benefit   Plan  are  as
                  represented in said documents and, except as noted in Part 3.12(4) of the Disclosure Letter or as required to comply with applicable Legal Requirements have not been increased or modified (whether written or not written) subsequent to the dates of such documents. The Company has not communicated to any employee or former employee any intention or commitment to modify any Benefit Plan or to establish or implement any other employee or retiree benefit or compensation arrangement.

                           (5) To the  Knowledge  of the  Sellers,  each Benefit
                  Plan has been maintained and administered in material compliance in all respects with its terms and in all respects with the requirements (including reporting requirements)
                  prescribed by any and all applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the IRC.

                  3.1.13   Compliance  with  Legal   Requirements;  Governmental
                           Authorizations.


                           (1) To the  Knowledge of the Company,  the Company is
                  and at all times since January 1, 2002 has been, in all material respects, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership of its business or the ownership or use of any of its material assets or its employees.

                           (2) The Company has not  received any notice or other
                  communication from any Governmental Body or any other Person regarding any material violation of any Legal Requirement.

                           (3) To the  Knowledge  of the  Company,  no event has
                  occurred that may constitute a material violation of any term or requirement of any Governmental Authorization listed in
                  Part 3.1.13 of the Disclosure Letter.

                           (4) To the  Knowledge  of the  Company,  all material
                  applications or other filings required to have been filed for the renewal of the Governmental Authorizations listed in Part
                  3.1.13 of the Disclosure Letter have been filed on a timely basis with the appropriate Governmental Bodies.

                  3.1.14   Legal Proceedings;  Orders.  Except  as set  forth in
                           Part 3.1.14  of the Disclosure Letter:

                           (1) There is no pending Proceeding: (i) that has been
                  commenced by or against the Company; or (ii) to the Company's Knowledge, that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions other than the Delta Litigation. For purposes of this Agreement, the "Delta Litigation" shall mean the following litigation matter. On or about October 27, 1998, Delta Scientific Corporation ("Delta") filed a Bill of Complaint against the Company, Paul G. Roland, Scott H. Rosenbloom and Mathew James Chaconas in the Chancery division of the Circuit Court of Fairfax County, Virginia (Chancery No. 157577). Purporting to state claims for "violation of trade secrets act", "breach of fiduciary duty", "intentional interference with contractual relations", "intentional interference with prospective business and contractual relations", and "violation of VA. Code Ann. ss.
                  18.2-499", the Compliant alleged that Messrs Roland, Rosenbloom and Chaconas, former employees of the plaintiff who left to start ARMR, had taken with them trade secrets and confidential customer information which they were using to compete with Delta. Both injunctive relief and damages were plead in the ad damnum, although no effort was ever made to seek preliminary injunctive relief. Defendants, who deny any of the alleged wrongdoing, answered the complaint on November 17, 1998, and filed a Cross-Claim against Delta charging plaintiff with using the judicial process to harass and stifle legitimate competition. Delta answered the Cross-Claim, and discovery commenced shortly thereafter and continued sporadically until roughly August 2000, when all activity in the matter ceased. Three years later, shortly after the impending sale of ARMR became public, counsel for ARMR received a letter from counsel for Delta threatening to revive the dormant litigation at his client's instruction. Counsel for the defendants has responded with a letter expressing concerns about the plaintiff's motivations, and indicating that he would speak to his clients and respond more fully at a later date. To the Knowledge of the Company, no other Proceeding has been Threatened.

                           (2) There is no Order to which the Company, or any of
                  the assets owned or used by the Company, is subject; none of the Sellers are subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; no officer or director of the Company is subject to any Order that prohibits such officer or director from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

                  3.1.15 Absence of Certain Changes and Events. Except as set forth in Part 3.1.15 of the Disclosure Letter, since the date of the Company Interim Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

                  (1) payment or increase by the Company of any bonuses, salaries or other compensation to any shareholder, director, officer or (except in the Ordinary Course of Business) employee or entry into any employment, severance or similar Contract with any director, officer or employee;

                  (2) amendment to the Organizational Documents of the Company;

                  (3) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of the Company;

                  (4) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, adversely affecting the properties, assets, business, financial condition or prospects of the Company that would be reasonably expected to have a material adverse effect;

                  (5) entry into, termination of, or receipt of notice of termination of, (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar agreement or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $25,000;

                  (6) (other than in the Ordinary Course of Business) sale, lease or other disposition of any material asset or property of the Company or mortgage, pledge or imposition of any lien or other Encumbrance, other than the Permitted Liens, on any material asset or property of the Company, including the sale, lease or other disposition of any of the Intellectual Property Assets;

                  (7) cancellation or waiver of any claims or rights with a value to the Company in excess of $25,000;

                  (8) change in the accounting methods used by the Company; or

                  (9) agreement, whether oral or written, by the Company to do any of the foregoing.

         3.1.16   Contracts; No Defaults.

                  (1) Part 3.1.16 of the Disclosure Letter contains a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of:

                           (a) each Applicable  Contract involving  expenditures
                  or receipts of the Company in excess of $25,000;

                           (b) each lease, rental or occupancy agreement, license, installment and conditional sale agreement and other Applicable Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements and other applicable contracts having a value per item or aggregate payments of less than $25,000; and with terms of less than one year);

                           (c) each  licensing  agreement  or  other  Applicable
                  Contract with respect to patents, trademarks, copyrights or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                           (d) each joint venture, partnership and other Applicable Contract (however named) involving a sharing of profits, losses, costs or liabilities by the Company with any other Person;

                           (e) each  Applicable  Contract  containing  covenants
                  that materially restricts the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

                           (f) each Applicable  Contract  providing for material
                  payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

                           (g) each power of attorney by or affecting the Company that is currently effective and outstanding;

                           (h) each Applicable  Contract entered into other than
                  in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                           (i) each written warranty, guaranty and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

                           (j)  each  amendment,   supplement  and  modification
                  (whether oral or written) in respect of any of the foregoing.

                  (2) Each Contract is in full force and effect and enforceable in accordance with its terms against the Company and, to the Knowledge of the Company, the other respective parties thereto, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application affecting enforcement of creditors' rights generally or by general principles of equity. The Company has not received notice of cancellation on the part of the other parties to any Contract that constitutes or would constitute (with notice or lapse of time or both) a breach or would cause or permit acceleration of any obligation of the Company or any of its subsidiaries thereunder. Each Contract was entered into in the Ordinary Course of Business, consistent with past practice. To the Company's knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract and would be reasonably expected to have a material adverse effect.

         3.1.17. Insurance. All of the material insurable properties of Sellers are insured for their benefit under valid and enforceable policies issued by insurers of recognized responsibility in amounts and against such risks and losses are set forth in Part 3.1.17 of the Disclosure Letter.

         3.1.18 Environmental Matters. Except as set forth in Part 3.1.18 of the Disclosure Letter, to the Company's Knowledge, all properties of the Company are in compliance with all federal, state or local environmental protection laws, statutes and regulations which are material to the conduct of the business of the Company, or its properties, and, to the Company's Knowledge, the Company is currently in compliance with all material reporting requirements, rules, and regulations which are applicable to the Company or its properties by reason of such governmental environmental protective agencies.

                  3.1.19   Employees.

                  (1) Part 3.1.19 of the Disclosure Letter contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: name or current compensation paid or payable.

                  (2) No officer, director or key employee of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, between such officer, director or key employee and any other Person that in any way adversely affects or will affect (i) the performance of his duties as an employee, director, or key employee of the Company or (ii) the ability of the Company to conduct its business. To the Company's Knowledge, no key employee of the Company intends to terminate his employment with the Company.

                  3.1.20 Labor Relations; Compliance. The Company has not been and is not a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and to the Company's Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Body, organizational activity or other labor or employment dispute against or affecting any of the Company or their premises or (c) any application for certification of a collective bargaining agent. To the Knowledge of the Company, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company and no such action is contemplated by the Company. The Company has complied in all material respects with all Legal Requirements relating to employment, equal opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing.

                  3.1.21   Intellectual Property.

                           (1) Company  Intellectual  Property Assets.  The term
                  "Company Intellectual Property Assets" includes: (i) the name "ARMR Services Corporation," all fictional business names, trading names, trademarks, service marks and applications (collectively, "Marks") and (ii) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings and blue prints (collectively, "Trade Secrets"); in each case owned, used or licensed by the Company as licensee or licensor.

                           (2) Intellectual Property Agreements.  Part 3.1.21 of
                  the Disclosure Letter contains a complete and accurate list of all material Contracts relating to the Company Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and any perpetual, paid-up licenses for commonly available software programs with an individual value of less than $5,000 under which the Company is the licensee and any non-exclusive licenses granted by the Company in the Ordinary Course of Business. There are no outstanding and, to the Company's Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

                           (3) Know-How Necessary for the Business. To the Company's Knowledge, the Company Intellectual Property Assets are all those necessary for the operation of the Company's businesses as they are currently conducted. Except as set forth in Part 3.1.21 of the Disclosure Letter and any perpetual, paid-up licenses for commonly available software programs with an individual value of less than $5,000 under which the Company is the licensee, and any non-exclusive licenses granted by the Company in the Ordinary Course of Business, the Company is the owner of all right, title and interest in and to each of the Company Intellectual Property Assets, free and clear of all Encumbrances other than any non-exclusive licenses granted by the Company in the Ordinary Course of Business and other adverse claims and has the right to use without payment to a third party all of the Company Intellectual Property Assets.

                           (4) Patents.  The Company does not own any registered
                  patents and has not filed any patent applications.

                           (5) Trademarks. Part 3.1.21 of Disclosure Letter contains a complete and accurate list of all Marks. The Company is the owner of all right, title and interest in and to each of the Marks, free and clear of all Encumbrances other than any non-exclusive licenses generated by the Company in the Ordinary Course of Business. To the Company's Knowledge, no Mark (i) is infringed or (ii) has been challenged or Threatened in any way. To the Company's Knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark or service mark of any third party.

                           (6)   Copyrights.   The  Company  does  not  own  any
                  registered copyrights.

                           (7) Trade  Secrets.  To the Company's  Knowledge,  no
                  Trade Secret is (i) subject to any adverse claim or (ii) has been challenged or Threatened in any way.

                           (8) Government Approvals. Part 3.1.21 of the Disclosure Letter contains a complete and accurate list of (i) all crash barriers and related products that have passed applicable governmental agency tests, and the respective dates of such governmental tests, and (ii) all crash barriers and related products that have failed to pass such governmental agency tests, and the respective dates of such governmental tests.

                  3.1.22 Certain Payments. Neither the Company nor any director, officer, agent or employee of the Company, or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, and whether in money, property or services, in violation of the Foreign Corrupt Practices Act or similar laws, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

                  3.1.23 Disclosure. To the Company's Knowledge, no representation or warranty of Sellers in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading, except to the extent that such omission would not have a material adverse effect on the Contemplated Transactions. No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except to the extent that it does not have a material adverse effect on the Contemplated Transaction.

                  3.1.24 Relationships with Related Persons. Except as set forth in Part 3.1.24 of the Disclosure Letter, no Shareholder, officer or director of the Company, and no member of such Person's immediate family (each, a "Related Person") has, or since January 1, 2001 has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible), used in or pertaining to the Company's business. Except as set forth in Part 3.1.24 of the Disclosure Letter, no Seller or any Related Person of Sellers or of the Company is, or since January 1, 2001 has owned, (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has
(i) had business dealings or a financial interest in any transaction with the Company or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company in any market presently served by the Company except for less than one percent of the outstanding capital stock of any such business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 3.1.24 of the Disclosure Letter, no Seller or any Related Person of Sellers or of the Company is a party to any Contract with, or has any claim or right against, the Company.

                  3.1.25 Brokers or Finders. Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                  3.1.26 Customers and Suppliers. Part 3.1.26 of the Disclosure Letter sets forth (a) a list of the ten (10) largest customers of the Company in the terms of revenue during the fiscal year ended December 31, 2002, showing the approximate total revenue received from each such customer during such fiscal year, (b) a list of the ten (10) largest suppliers to the Company, in terms of purchases during the fiscal year ended December 31, 2002, showing the approximate total purchases by the Company from each supplier during such fiscal year. To the Knowledge of the Sellers, except as set forth in Part 3.1.26 of the Disclosure Letter, since January 1, 2003, there has not been any adverse change in the business relationship of the Company with any material customer or supplier.

         3.2 Additional Representations and Warranties of the Shareholders. Each Seller represents and warrants to Buyer and Merger Sub, severally and not jointly, solely with respect to such Seller, the following:

                  3.2.1 Quality of Title to Shares. There are no Contracts, subscriptions, options, warrants, rights, conversion rights, rights of first refusal or other agreements or commitments, other than this Agreement, obligating such Shareholder to transfer or granting an option or right by such Shareholder to any person or entity to purchase or acquire securities of the Company from such Shareholder. Such Shareholder has not made or entered into any Contract or understanding with respect to the disposition of the Company Shares owned beneficially or of record by such Shareholder in any manner other than by this Agreement. Such Shareholder is the record and beneficial owner of the Company Shares, shown as held by such Shareholder on Exhibit B, and holds such Company Shares free and clear of any Encumbrance, security interest, voting trust or voting agreement or similar arrangement, proxy, prior purchase right, or equitable rights or other adverse claim or other restriction on transfer.

                  3.2.2 Shares Acquired for Investment. Such Shareholder is acquiring the Buyer Stock for his or her own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Such Shareholder is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

                  3.2.3 Authority; No Conflict. This Agreement constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms. Upon the execution and delivery by such Shareholder of the Shareholders' Releases and by such Officer of the Employment Agreements (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents (to the extent that such Seller is a party to each of such documents) will constitute the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms other than bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights generally or by general principles of equity. Such Seller has the right, power, authority and capacity to execute and deliver this Agreement and Sellers' Closing Documents and to perform his or her obligations under this Agreement and Sellers' Closing Documents. Except as set forth in Part 3.2.3 of the Disclosure Letter, such Seller is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                  3.2.4 Receipt of Information. Without in any way limiting the effect of the representations and warranties of Buyer or Merger Sub set forth in
Article 4 hereof, such Seller acknowledges that the Shareholders have received and reviewed the following documents from Buyer: (i) Buyer's Annual Report on Form 10-K for the year ended June 30, 2002, and (ii) Buyer's Quarterly Reports on Form 10-Q for its fiscal quarters ended September 30, 2002, December 31, 2002, and March 31, 2003. Such Seller has had an opportunity to ask questions of and receive satisfactory answers from Buyer sufficient to enable such Seller to evaluate the merits and risks of the acquisition of the Buyer Stock pursuant to the Merger.

                  3.2.5 Acknowledgment of Buyer's Authorized Capital. The Sellers acknowledge that they have been informed that, after taking into account the number of shares of Buyer Stock to be issued in connection with the Merger, Buyer does not currently have sufficient authorized capital to issue shares of Buyer Stock that would be required to be issued in connection with the conversion of all outstanding shares of Buyer preferred stock and other convertible securities.


                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                             OF BUYER AND MERGER SUB

         Buyer and Merger Sub represent and warrant to Sellers as follows:

         4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own and use, and to perform all its obligations under material contracts to which Buyer is a party, except where the failure to be so qualified would not have a material adverse effect on the Company's business or assets. Buyer is qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company's business or assets. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Buyer owns, beneficially and of record, all of the issued and outstanding shares of capital stock of Merger Sub.

         4.2      Authority; No Conflict

                  4.2.1 Authority. This Agreement constitutes the legal, valid and binding obligation of Buyer and Merger Sub, enforceable against Buyer and Merger Sub in accordance with its terms. Upon the execution and delivery by Buyer of the Employment Agreements, the Employment Agreements will constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or the lapse of time):

                  (1) contravene, conflict with or result in a violation of (A) any provision of the Organizational Documents of Buyer or Merger Sub or
         (B) any resolution adopted by the board of directors or the stockholders of Buyer or Merger Sub;

                  (2) to Buyer's and Merger Sub's Knowledge, contravene, conflict with or result in a violation of any Legal Requirement or any Order to which Buyer or Merger Sub, or any of the assets owned or used by Buyer or Merger Sub, may be subject;

                  (3) to Buyer's and Merger Sub's Knowledge, contravene, conflict with or result in a violation of any of the terms or requirements of any Governmental Authorization that is held by Buyer or Merger Sub; or

                  (4) to Buyer's and Merger Sub's Knowledge, result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Buyer or Merger Sub.

                  Except as set forth in Schedule 4.2.1, neither Buyer nor Merger Sub will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except where the failure to give such notice or obtain such consent would not individually or in the aggregate result in a material adverse effect on Buyer or Merger Sub.

         4.3 Capitalization. Immediately prior to the Closing, the authorized equity securities of Buyer will consist of 75,000,000 shares of Common Stock, par value $.01 per share, of which 57,930,860 shares are issued and outstanding, and 750,000 shares of Preferred Stock, par value $.01 per share, of which 9,500 shares of Series A Preferred Stock are issued and outstanding and convertible into 190,000 shares of Common Stock and 91,250 shares of Series D Preferred Stock are issued and outstanding and convertible into 2,281,250 shares of Common Stock. The anti-dilution protection mechanisms contained in the Certificates of Designation for any shares of preferred stock of Buyer that remain outstanding as of the Closing, will not be triggered upon the consummation of the Merger or the issuance of the Stock Merger Consideration. Except as set forth on Schedule 4.3, there are no options, warrants or other convertible securities exercisable, convertible, exchangeable or otherwise issuable for equity securities of Buyer. The Buyer has agreed to issue 8,867,173 shares of common stock to certain individuals pursuant to the conversion of certain series of preferred stock of the Buyer that are no longer outstanding at such time that the total authorized number of shares of common stock are increased by an amendment to the Buyer's Certificate of Incorporation. There are no other outstanding equity securities of Buyer. The authorized equity securities of Merger Sub consist of 1,000 shares of Common Stock, par value $.01 per share, of which 1,000 shares are issued and outstanding. Buyer is and will be on the Closing Date, the record and beneficial holders of all of the Common Stock of Merger Sub, free and clear of any Encumbrances. All of the outstanding equity securities of Buyer and Merger Sub have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to, nor were they issued in violation of, any preemptive rights and were issued in compliance with the Organizational Documents of Buyer and Merger Sub, all applicable federal and state securities laws and regulations, any applicable judgments or Orders of any court or other governmental body and any other relevant Legal Requirement. There are no Applicable Contracts relating to the issuance, sale or transfer of any equity securities or other securities of Buyer or Merger Sub. Neither Buyer nor Merger Sub own, and neither has any Applicable Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

         4.4 Financial Statements. Buyer has delivered to Sellers (i) an audited consolidated balance sheet of the Buyer as of June 30, 2002 (the "Buyer Balance Sheet"), and the related statements of income, stockholders' equity, and cash flow for the fiscal year then ended, and (ii) an unaudited balance sheet of Buyer as of June 30, 2003 and the related statements of income for the fiscal year then ended (collectively, the "Financial Statements"). Such Financial Statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Buyer as at the respective dates of and for the period referred to in such financial statements, subject to normal recurring year-end adjustments (the effect of which will not be material). The Financial Statements referred to in this
Section 4.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. Since the date of the unaudited balance sheet of Buyer as of June 30, 2003, no material adverse change, either in any case or in the aggregate, has occurred in the condition, financial or otherwise, of the Buyer, except as disclosed to Sellers in writing.

         4.5 Investment Intent. Buyer is acquiring the Company Shares for its own account and not with a view to their distribution within the meaning of
Section 2(11) of the Securities Act.

         4.6 Brokers or Finders. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer or Merger Sub as a result of the action of Buyer, Merger Sub or their respective officers or agents.

         4.7      Certain Proceedings.

                  (1) There is no pending Proceeding: (i) that has been commenced by or against Buyer or Merger Sub; or (ii) to Buyer's or Merger Sub's Knowledge, that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's or Merger Sub's Knowledge, no such Proceeding has been Threatened.

                  (2) There is no Order to which Buyer or Merger Sub, or any of the assets owned or used by Buyer or Merger Sub, is subject; neither Buyer nor Merger Sub are subject to any Order that relates to the business of, or any of the assets owned or used by, Buyer or Merger Sub; no officer or director of Buyer or Merger Sub is subject to any Order that prohibits such officer or director from engaging in or continuing any conduct, activity or practice relating to the business of Buyer or Merger Sub.

         4.8 No Undisclosed Liabilities. Neither Buyer nor Merger Sub have any liabilities or obligations of any nature except for liabilities or obligations reflected or reserved against in the Buyer Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date of the Buyer Balance Sheet.

         4.9 Disclosure. To Buyer's and Merger Sub's Knowledge, no representation or warranty of Buyers or Merger Sub in this Agreement and no statement in the Schedules attached hereto omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading, except to the extent that such omission would not have a material adverse effect on the Contemplated Transactions. No notice given pursuant to Section 6.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except to the extent that it does not have a material adverse effect on the Contemplated Transaction.

         4.10     Taxes.

                           (1) Buyer has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects and all positions taken thereon have been disclosed that could give rise to a material understatement of federal income Tax within the meaning of Sec. 6662 of the IRC. All Taxes due and owing by Buyer (whether or not shown on any Tax Return, whether known or unknown, asserted or unasserted) have been paid other than matters previously disclosed in writing, for which adequate accruals or reserves have been established. Buyer is not a party to any tax sharing or other agreement that will require any payment with respect to Taxes. Buyer has not requested any extension of time within which to file any Tax Return. Buyer has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency or the collection of Taxes.

                           (2) Since  January 1, 1997,  no taxing  authority  or
                  other governmental unit has claimed, raised with Buyer, discussed with Buyer, proposed, or to Buyer's Knowledge, Threatened any assessment, deficiency, adjustment, dispute, or claim concerning any Tax Return or any Tax liability of Buyer. There is no material asserted unpaid assessment, deficiency or adjustment concerning any Tax Return or Tax liability of Buyer. To the Knowledge of Buyer, none of the Tax Returns of Buyer have been selected for or are now under audit or examination by any taxing authority or other governmental unit, and there are no suits, actions, proceedings or investigations pending or, to the Knowledge of Buyer, Threatened against Buyer with respect to any Taxes.

                           (3) Buyer has withheld  and timely  deposited or paid
                  all Taxes required to have been withheld and deposited or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

                           (4) Buyer (A) has not been a member of an  affiliated
                  group filing a consolidated federal income Tax Return (other than a group the common parent of which was Buyer); and (B) has no liability for the Taxes of any Person (other than
                  Buyer) under Treas. Reg. Sec. 1.1502-6 or any similar provision of state, local or foreign law), as transferee or successor, by contract, or otherwise. Buyer is not a Person other than a United States person within the meaning of the IRC and payments of purchase price made pursuant to the transaction contemplated herein are not subject to the withholding provisions of Sec. 3406 of the IRC or subchapter A of Chapter 3 of the IRC.

                           (5) Any unpaid  Taxes of Buyer,  including  all Taxes
                  not yet due for any and all periods through June 30, 2003, whether known or unknown, asserted or unasserted, do not exceed the reserve for Tax liability set forth in Buyer's latest balance sheet submitted to Buyer prior to the date of this Agreement. Buyer will be responsible for the preparation of all Tax returns and filings required to be filed, and the payment of all Taxes arising as a result of the operations of Buyer's business on and after the Closing Date.

         4.11 No Material Adverse Change. Since the date of the unaudited balance sheet of Buyer as of June 30, 2003, there has not been any material adverse change in the business, operations, properties prospects, assets or condition of Buyer, and, to the Knowledge of Buyer, no event has occurred or circumstance exists that may result in such a material adverse change.

         4.12     Employee Benefits.

                  (1) All contributions or premiums required to be made by Buyer as of the date of this Agreement on account of, or under each, of Buyer's Benefit Plans have been paid or adequate accruals have been made therefore on the books of Buyer and no such contribution or premium is delinquent under the terms of the applicable Benefit Plan. Buyer does not maintain any Benefit Plan that provides post-retirement or post-termination welfare benefits for retired employees, except for continuing benefits required by applicable state and federal laws.

                  (2) Buyer does not contribute to and has not, within the five-year period ending on the date of this Agreement, contributed to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA), any plan which is subject to Section 412 of the IRC or Title IV of ERISA, or any Benefit Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA.

                  (3) No  termination,  retention,  severance or similar benefit
         will   become   payable  as  a  result  of  any  of  the   Contemplated
         Transactions.

                  (4) Benefits under any Benefit Plan are as represented in said documents and, except as noted in Part 3.12(4) of the Disclosure Letter or as required to comply with applicable Legal Requirements have not been increased or modified (whether written or not written) subsequent to the dates of such documents. Buyer has not communicated to any employee or former employee any intention or commitment to modify any Benefit Plan or to establish or implement any other employee or retiree benefit or compensation arrangement.

                  (5) To the Knowledge of Buyer and Merger Sub, each Benefit Plan has been maintained and administered in material compliance in all respects with its terms and in all respects with the requirements (including reporting requirements) prescribed by any and all applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the IRC.

         4.13   Compliance with Legal Requirements; Governmental Authorizations.

                  (1) To the Knowledge of the Buyer, the Buyer is and at all times since 2002 has been, in all material respects, in full compliance with all Legal Requirements that is or was applicable to it or to the conduct or operation of its business or the ownership of its business or the ownership or use of any of its material assets.

                  (2) Neither Buyer nor Merger Sub has not received any notice or other communication from any Governmental Body or any other Person regarding any material violation of any Legal Requirement.

                  (3) To the Knowledge of Buyer or Merger Sub, no event has occurred that may constitute a material violation of any term or requirement of any Governmental Authorization.

                  (4) To the Knowledge of Buyer and Merger Sub, all material applications or other filings required to have been filed for the renewal of the Governmental Authorizations have been filed on a timely basis with the appropriate Governmental Bodies.

         4.14 Compliance with Environmental Requirements or Environmental Documents. To the best of Buyer's Knowledge, all properties of Buyer are in compliance with all federal, state or local environmental protection laws, statutes and regulations which are material to the conduct of the business of Buyer, or its properties, and, to the best of Buyer's current, actual knowledge, the Buyer is currently in compliance with all material reporting requirements, rules, and regulations which are applicable to Buyer or its properties by reason of such governmental environmental protective agencies.

         4.15 Labor Relations; Compliance. Buyer has not been and is not a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and to Buyer's Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage or employee grievance process, (b) any Proceeding against or affecting Buyer relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Body, organizational activity or other labor or employment dispute against or affecting any of Buyer or their premises or (c) any application for certification of a collective bargaining agent. To the Knowledge of Buyer, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by Buyer and no such action is contemplated by Buyer. Buyer has complied in all material respects with all Legal Requirements relating to employment, equal opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing.

         4.16     SEC Requirements.

                  (1) Buyer has filed all forms, reports, statements and other documents required to be filed with the SEC since June 30, 2001, and has heretofore delivered to the Company, in the form filed with the SEC since such date, together with any amendments thereto, all of its (i) annual reports on Form 10-KSB, (ii) quarterly reports on Form 10-QSB,
         (iii) any proxy statements relating to meetings of stockholders (whether annual or special), (iv) reports on Form 8-K and (v) other reports or registration statements filed by Buyer (collectively, the "Buyer SEC Reports"). As of their respective filing dates, the Buyer SEC Reports (i) complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (2) The audited consolidated financial statements and unaudited interim financial statements of Buyer included in the Buyer SEC Reports, including all related notes and schedules, complied in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The financial statements, including all related notes and schedules, contained in the Buyer SEC Reports (or incorporated by reference therein) present fairly in all material respects the consolidated financial position of Buyer and the Subsidiaries of Buyer, if any, as at the respective dates thereof and the consolidated results of operations and cash flows of Buyer and the Subsidiaries of Buyer for the periods indicated, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be noted therein) and subject in the case of interim financial statements to normal year-end adjustments. Since the filing of the most recent Form 10-KSB, no other document has been required to be filed by Buyer with the SEC which has not been filed, and no event or transaction has occurred which will hereafter be required to be disclosed by Buyer in a Form 10-QSB, Form 8-K or similar filing.

         4.17 Insurance. All of the material insurable properties of the Buyer are insured for its benefit under valid and enforceable policies, issued by insurers of recognized responsibility in amounts and against such risks and losses are set forth in Schedule 4.17.

         4.18 Certain Payments. Neither Buyer, Merger Sub, nor any director, officer, agent or employee of Buyer or Merger Sub, or any other Person associated with or acting for or on behalf of Buyer or Merger Sub, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, and whether in money, property or services, in violation of the Foreign Corrupt Practices Act or similar laws, or (b) established or maintained any fund or asset that has not been recorded in the books and records of Buyer or Merger Sub.

         4.19     Intellectual Property.

                  (1) Buyer Intellectual Property Assets. The term "Buyer Intellectual Property Assets" includes: (i) all Marks and (ii) all Trade Secrets; in each case owned, used or licensed by Buyer as licensee or licensor.

                  (2) Intellectual Property Agreements. There are no outstanding and, to Buyer's Knowledge, no Threatened disputes or disagreements with respect to any material Contracts relating to the Buyer Intellectual Property Assets to which Buyer is a party or by which Buyer is bound, except for any license implied by the sale of a product and any perpetual, paid-up licenses for commonly available software programs with an individual value of less than $5,000 under which Buyer is the licensee and any non-exclusive licenses granted by Buyer in the Ordinary Course of Business.

                  (3) Know-How Necessary for the Business. To Buyer's Knowledge, the Buyer Intellectual Property Assets are all those necessary for the operation of Buyer's businesses as they are currently conducted. Except for any perpetual, paid-up licenses for commonly available software programs with an individual value of less than $5,000 under which Buyer is the licensee, and any non-exclusive licenses granted by Buyer in the Ordinary Course of Business, Buyer is the owner of all right, title and interest in and to each of the Buyer Intellectual Property Assets, free and clear of all Encumbrances other than any non-exclusive licenses granted by Buyer in the Ordinary Course of Business and other adverse claims and has the right to use without payment to a third party all of the Buyer Intellectual Property Assets.

                  (4) Trademarks. Buyer is the owner of all right, title and interest in and to each of the Marks, free and clear of all Encumbrances other than any non-exclusive licenses generated by Buyer in the Ordinary Course of Business. To Buyer's Knowledge, no Mark (i) is infringed or (ii) has been challenged or Threatened in any way. To Buyer's Knowledge, none of the Marks used by Buyer infringes or is alleged to infringe any trade name, trademark or service mark of any third party.

                  (5) Copyrights. To Buyer's Knowledge, no copyright has been challenged or Threatened in any way.

                  (6) Trade Secrets.  To Buyer's  Knowledge,  no Trade Secret is
         (i) subject to any adverse claim or (ii) has been challenged or Threatened in any way.

                                    ARTICLE 5
                   COVENANTS OF THE SHAREHOLDERS AND OFFICERS

         5.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Sellers shall, and shall cause the Company and its Representatives to, (a) afford Buyer and its Representatives (collectively, "Buyer's Advisors") full and free access to the Company's personnel, properties (including subsurface testing), contracts, books and records and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records and other existing documents and data as Buyer may reasonably request and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating and other data and information as Buyer may reasonably request.

         5.2 Operation of the Businesses of the Company. Between the date of this Agreement and the Closing Date, Sellers shall, and shall cause the Company to, (a) conduct the business of the Company only in the Ordinary Course of Business; (b) use commercially reasonable efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Company; (c) confer with Buyer and Merger Sub concerning operational matters; and (d) otherwise report in writing to Buyer and Merger Sub concerning the status of the business, operations and finances of the Company.

         5.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers shall not, and shall cause the Company not to, without the prior consent of Buyer and Merger Sub, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.1.16 is likely to occur.

         5.4 Required Approvals. As promptly as practicable after the date of this Agreement, Sellers shall, and shall cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Sellers shall, and shall cause the Company to, cooperate with Buyer and Merger Sub with respect to all filings that Buyer and Merger Sub elect to make or is required by Legal Requirements to make in connection with the Contemplated Transactions.

         5.5 Notification. Between the date of this Agreement and the Closing Date, each Seller shall promptly notify Buyer in writing if such Seller or the Company becomes aware of any fact or condition that would cause any of Sellers' representations and warranties to not be accurate in any material respect as of the date of this Agreement. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Sellers shall promptly deliver to Buyer and Merger Sub a supplement to the Disclosure Letter specifying such change. During the same period, each Seller shall promptly notify Buyer and Merger Sub of the occurrence of any Breach which has not been cured of any covenant of Sellers in this Article 5 or of the occurrence of any event that could adversely affect the satisfaction of the conditions in Article 7.

         5.6 Payment of Indebtedness by Related Persons. Except as expressly provided in this Agreement, Sellers shall cause all indebtedness owed to the Company by any Seller or any Related Person of any Seller to be paid in full prior to Closing.

         5.7 Commercially Reasonable Efforts. Between the date of this Agreement and the Closing Date, Sellers shall use commercially reasonable efforts to cause the conditions in Articles 7 and 8 to be satisfied.

         5.8 Dissenter's Rights. Each Seller hereby irrevocably waives any rights that such Seller may have under the VSCA to dissent to the Merger.

         5.9 No Shopping. Sellers shall not, and shall not permit the Company to, directly or indirectly, through any officer, director, agent or otherwise,
(i) solicit, initiate or encourage submission of proposals or offers from any Person (other than Buyer or Merger Sub) relating to any acquisition or purchase (other than in the Ordinary Course of Business) of all or a material amount of the assets of, or any equity interest in, the Company or any merger, consolidation or business combination with the Company or (ii) participate in any discussions or negotiations regarding, or furnish to any Person (other than Buyer or Merger Sub) any information with respect to, any of the foregoing or
(iii) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. Sellers shall promptly notify Buyer and Merger Sub if Sellers or the Company receives any such proposal or offer or any inquiry or contract with respect thereto.

         5.10 Novation of Government Contracts. In the event that any and all novations, transfer or other agreements, consents, approvals or waivers necessary for the assignments, transfer or novation of any Applicable Contract, or any claim, right or benefit arising thereunder or resulting therefrom, shall not have been obtained prior to the Closing Date, then as of the Closing, this Agreement, to the extent permitted by law, shall constitute full and equitable assignment by the Company to Merger Sub of all of Buyer's right, title and interest in and to, and all of the Company's obligations and liabilities under, such Applicable Contracts. The parties shall take all necessary steps and actions to provide Merger Sub with the benefits of such Applicable Contracts. In the event Sellers shall be unable to make the equitable assignment described herein, or if such attempted assignment would give rise to any right of termination, or would otherwise adversely affect the rights of Merger Sub or Buyer under such Applicable Contract, or would not assign all Seller's rights thereunder at the Closing, Seller and Buyer shall continue to cooperate and use their reasonable best efforts to provide Buyer with all such rights.

         5.11 General Release of Company. Each Seller hereby knowingly, voluntarily, irrevocably and unconditionally waives and releases the Company and its successors, parents, subsidiaries, assigns, agents, directors, officers, employees, stockholders, representatives, attorneys, and all persons acting by, through, under or in concert with any of them (collectively, the "Released Parties") from any and all claims, liabilities, obligations, promises, sums of money, agreements, controversies, damages, actions, suits, rights, demands, costs (including attorneys' fees), losses, debts, and expenses of any nature whatsoever, existing on, or at any time prior to, the date of this Agreement, in law, in equity or otherwise, whether in tort or contract, which the Releasing Party or assigns had or have against any of the Released Parties by reason of any fact, matter, cause or thing whatsoever, except for any claims or damages pursuant to the provisions of Section 10.3.

                                    ARTICLE 6
                        COVENANTS OF BUYER AND MERGER SUB

         6.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Buyer shall, and shall cause Merger Sub and its Representatives to, (a) afford Sellers and their Representatives (collectively, "Sellers' Advisors") full and free access to Buyer's personnel, properties (including subsurface testing), contracts, books and records and other documents and data, (b) furnish Sellers and Sellers' Advisors with copies of all such contracts, books and records and other existing documents and data as Sellers may reasonably request and (c) furnish Sellers and Sellers' Advisors with such additional financial, operating and other data and information as Sellers may reasonably request.

         6.2 Operation of the Businesses of Buyer. Between the date of this Agreement and the Closing Date, Buyer shall, and shall cause Merger Sub to, (a) conduct the business of Buyer and Merger Sub only in the Ordinary Course of Business; (b) use commercially reasonable efforts to preserve intact the current business organization of Buyer and Merger Sub, keep available the services of the current officers, employees and agents of Buyer and Merger Sub, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with Buyer or Merger Sub; (c) confer with Sellers and the Company concerning operational matters; and
(d) otherwise report in writing to Sellers and the Company concerning the status of the business, operations and finances of Buyer and Merger Sub.

         6.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Buyer shall not, and shall cause the Merger Sub not to, without the prior consent of Sellers and the Company take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 4.2 is likely to occur.

         6.4 Required Approvals. As promptly as practicable after the date of this Agreement, Buyer shall, and shall cause Merger Sub to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer shall, and shall cause Merger Sub to, cooperate with Sellers and the Company with respect to all filings that Sellers and the Company elect to make or is required by Legal Requirements to make in connection with the Contemplated Transactions.

         6.5 Notification. Between the date of this Agreement and the Closing Date, each of Buyer and Merger Sub shall promptly notify Sellers in writing if the Buyer or Merger Sub becomes aware of any fact or condition that would cause any of Buyer's or Merger Sub's representations and warranties to not be accurate in any material respect as of the date of this Agreement. Should any such fact or condition require any change in the Schedules hereto if such Schedules were dated the date of the occurrence or discovery of any such fact or condition, Buyer shall promptly deliver to Sellers a supplement to the Schedules specifying such change. During the same period, Buyer shall promptly notify Sellers of the occurrence of any Breach which has not been cured of any covenant of Buyers in this Article 6 or of the occurrence of any event that could adversely affect the satisfaction of the conditions in Article 8.

         6.6 Description of Buyer Financing. Buyer shall deliver to Sellers prior to the Closing Date a detailed written description of the financing to be received by Buyer in connection with this Merger and the other Contemplated Transactions.

         6.7 Renaissance Capital. Buyer shall use commercially reasonable efforts to cause Renaissance Capital (or its affiliated funds) to, immediately prior to the Closing, have converted such number of shares of Buyer's Series F and Series G Preferred Stock held by Renaissance Capital so that the sum of (i) the number of shares of Buyer Stock issued in connection with the conversion of Buyer's Series F and Series G Preferred Stock, (ii) the Buyer Stock issued to the Shareholders in connection with the Merger, and (iii) the number of shares of Buyer Stock already outstanding at the Closing Date, does not exceed the authorized number of shares of Buyer Stock reflected in the Buyer's Certificate of Incorporation. Buyer shall use commercially reasonable efforts to cause, prior to or concurrently with the Closing, Renaissance Capital (or its affiliated funds) to deliver a waiver letter to Buyer providing that any of the shares of Buyer's Series F and Series G Preferred Stock not converted at the Closing shall be converted immediately upon approval by the stockholders of Buyer, at the earliest practical annual or special stockholders' meeting of Buyer, of an increase in the authorized number of shares of Buyer Stock sufficient to allow the total conversion of all remaining Series F and Series G shares and that Renaissance Capital shall waive any right to any dividend with respect to the period after the Closing Date.

         6.8 Board Representation. As promptly as possible after the date of this Agreement, but no later than the first annual meeting of stockholders duly convened after the Closing, Buyer shall cause Paul Roland to be elected to the Buyer's board of directors.

         6.9 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Buyer and Merger Sub shall, and shall cause each of their respective Related Persons to, make all filings required by Legal
Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer and Merger Sub shall, and shall cause each Related Person to, cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions and (ii) cooperate with Sellers in obtaining all consents identified in Part 3.1.2 and Part 3.2.1 of the Disclosure Letter; provided that this Agreement will not require Buyer or Merger Sub to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

         6.10  Commercially  Reasonable  Efforts.   Between  the  date  of  this
Agreement and the Closing Date, Buyer and Merger Sub shall use commercially reasonable efforts to cause the conditions in Articles 7 and 8 to be satisfied.

         6.11 Indemnification of Officers and Directors. Sellers, Buyer and the Surviving Corporation agree that, except as may be limited by applicable law, from and after the Closing Date, the indemnification obligations that relate to matters that occur prior to the Closing Date and that are set forth in the Company Organizational Documents or any agreement to which the Company is bound, shall survive the Merger. Parent and Surviving Corporation further agree that such obligations shall remain in existence and shall not be amended, repealed or otherwise modified at or at any time after the Closing Date in any manner that would adversely affect the rights of an Indemnified Person thereunder. For purposes of this Agreement, "Indemnified Person" shall mean each Person, including without limitation, each officer and director of the Company, who, on or at any time prior to the Closing Date, was entitled to indemnification benefits described in this Section 6.12. However, notwithstanding the foregoing (and in order that Buyer's rights to indemnity as set forth in Article 10 not be rendered meaningless), if Buyer is entitled to such indemnity against any such Indemnified Person pursuant to Article 10 hereof, then such Indemnified Person shall not be indemnified by the Surviving Corporation with respect to such matter.

         6.12 Employee Matters. To the extent any employee benefit plan, program, or policy of Buyer, the Surviving Corporation, or their affiliates is made available to any person who is an employee of the Company immediately prior to the Closing Date and to the extent that such plans allow: (1) service with the Company by any such employee prior to the Closing Date shall be credited for purposes of vesting in retirement plans, vacation, and severance benefits; and
(2) with respect to any welfare benefit plans to which such employees may become eligible, Buyer shall cause such plans to waive all pre-existing condition exclusions and waiting periods, other than limitations or waiting periods that have not been satisfied under any welfare plan maintained by the Company for its employees prior to the Closing Date. In addition, the Buyer hereby agrees to use its reasonable best efforts to remove all guarantees made by the Shareholders and/or officers of the Company, and release the Shareholders and/or officers of the Company therefrom.

         6.13 Tax Free Reorganization. Buyer shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under Section 368(a) of the Code, shall take no action which it intends to be inconsistent with such qualification, and shall characterize the Merger as such a reorganization for purposes of all Tax Returns and other relevant filings.


                                    ARTICLE 7
                         CONDITIONS PRECEDENT TO BUYER'S
                      AND MERGER SUB'S OBLIGATION TO CLOSE

         Buyer's and Merger Sub's obligation to consummate the Merger and to take the other actions required to be taken by Buyer and Merger Sub at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer and Merger Sub, in whole or in part):

         7.1 Accuracy of Representations. All of Sellers' and the Company's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date (except that (i) where any statement in any representation or warranty expressly includes a statement of materiality, such statements shall be accurate in all respects giving effect to such statement, and (ii) any representation or warranty that by its terms was made with reference to a specific date was accurate as of such date), except where the failure of such representations and warranties in this Agreement to be accurate, would not, individually or in the aggregate, have a material adverse effect.

         7.2 Sellers' Performance. All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects. Each document required to be delivered pursuant to Section 7.6 must have been delivered, and each of the other covenants and obligations in Section 5.4 must have been complied in all respects, except where the Breach of such covenants made by Sellers in this Agreement would not, individually or in the aggregate, have a material adverse effect.

         7.3  Consents.  Each of the Consents  identified in Part 3.1.2 and Part
3.2.3 of the Disclosure Letter must have been obtained and must be in full force and effect, except where the failure to obtain such a consent or consents in the aggregate would not have a material adverse effect.

         7.4 Merger. The State Corporation Commission of the Commonwealth of Virginia must have accepted for filing the Articles of Merger and the Secretary of State of Delaware must have accepted for filing the Certificate of Merger.

         7.5 Deliveries. Sellers must have caused the following documents to be delivered to Buyer and Merger Sub:

                  7.5.1 certificates representing the Company Shares, duly endorsed (or accompanied by duly executed stock powers);

                  7.5.2 employment agreements in the form of Exhibit C attached hereto (collectively, the "Employment Agreements");

                  7.5.3 a certificate executed by the Company to the effect that, except as otherwise stated in such certificate, each of the representations and warranties in Section 3 of this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date;

                  7.5.4 a certificate of existence of the Company as of the most recent practicable date, from the State Corporation Commission of the Commonwealth of Virginia and certificates of authority and certificates of good standing of the Company as of the most recent practicable date from the Secretary of State of each state in which Company is qualified to do business; and

                  7.5.5  certified   copies  of  resolutions  of  the  Board  of
Directors and shareholders of the Company approving the transactions set forth in this Agreement.

         7.6 No Proceedings. Since the date of this Agreement, there must not have been commenced against Buyer any Proceeding involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions in which there is a reasonable likelihood of a judgment against Buyer providing for an award of damages or other relief that would constitute a material adverse effect.

         7.7 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or Threatened by any Person any claim asserting that such Person
(a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of or any other voting, equity or ownership interest in, any of the Company or (b) is entitled to all or any portion of the Merger Consideration.

         7.8 No Dissenters. None of the Shareholders shall have exercised their dissenters' rights under the VSCA arising in connection with the Merger.

         7.9 Renaissance Capital. Concurrently with Closing, Renaissance Capital (or its affiliated funds) shall convert all of the Buyer's Series F and Series G Preferred Stock held by it so that the sum of (i) the number of shares of Buyer Stock issued in connection with the conversion of Buyer's Series F and Series G Preferred Stock, (ii) the Buyer Stock issued to the Shareholders in connection with the Merger, and (iii) the number of shares of Buyer Stock already outstanding at the Closing Date, does not exceed the authorized number of shares of Buyer Stock reflected in the Buyer's Certificate of Incorporation.

         7.10  Tax Free  Transaction.  At the  Closing,  the sum of (a) the Cash
Merger   Consideration   and  (b)  the  maximum  amount  of  Contingent   Merger
Consideration must not exceed fifty percent (50%) of the aggregate Merger Consideration.


                                    ARTICLE 8
                             CONDITIONS PRECEDENT TO
                          SELLERS' OBLIGATION TO CLOSE

         Sellers' obligation to cause the consummation of the Merger and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

         8.1 Accuracy of Representations. All of Buyer's and Merger Sub's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date (except that (i) where any statement in any representation or warranty expressly includes a statement of materiality, such statements shall be accurate in all respects giving effect to such statement, and (ii) any representation or warranty that by its terms was made with reference to a specific date was accurate as of such date), except where the failure of such representations and warranties in this Agreement to be accurate, would not, individually or in the aggregate, have a material adverse effect.

         8.2 Buyer's and Merger Sub's Performance. All of the covenants and obligations that Buyer and Merger Sub are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects. Each document required to be delivered pursuant to Section 8.4 must have been delivered, and each of the other covenants and obligations in Section 6.4 must have been complied in all respects, except where the Breach of such covenants made by Buyer or Merger Sub in this Agreement would not, individually or in the aggregate, have a material adverse effect.

         8.3 Consents. Each of the Consents identified in Schedule 8.3 must have been obtained and must be in full force and effect, except where the failure to obtain such a consent or consents in the aggregate would not have a material adverse effect.

         8.4 Merger. The State Corporation Commission of the Commonwealth of Virginia must have accepted for filing the Articles of Merger and the Secretary of State of Delaware must have accepted for filing the Certificate of Merger.

         8.5      Deliveries.   Buyer  and  Merger  Sub  must  have  caused  the
following documents to be delivered to Sellers:

                  8.5.1 the Merger Consideration, divided among each of the Shareholders in proportion to their ownership of the Company Shares as set forth on Exhibit B;

                  8.5.2 the Employment Agreements executed by Buyer;

                  8.5.3 a certificate executed by Buyer and Merger Sub to the effect that, except as otherwise stated in such certificate, each of Buyer's and Merger Sub's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date;

                  8.5.4 certified copies of resolutions of (i) the Board of Directors of Buyer and (ii) the Board of Directors and sole shareholder of Merger Sub, approving the transactions set forth in this Agreement;

                  8.5.5 an executed copy of the Registration Rights Agreement among Buyer and Sellers in form and substance acceptable to Buyer and each Seller; and

                  8.5.6 such other documents as Sellers may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer and Merger Sub of, or the compliance by Buyer and Merger Sub with, any covenant or obligation required to be performed or complied with by Buyer and Merger Sub, (iii) evidencing the satisfaction of any condition referred to in this Article 8 or (iv) otherwise facilitating the consummation of any of the Contemplated Transactions.

         8.6 No Injunction. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the Merger and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

         8.7 Loan Repayments. Within ten (10) business days of Closing, ISSI shall pay all bank loans to the Company up to $350,000, and concurrently with Closing, all loans from the Shareholders to the Company made on or before the date of this Agreement up to $147,000.

         8.8 Renaissance Capital. Concurrently with Closing, Renaissance Capital (or its affiliated funds) shall convert all of Buyer's Series F and Series G Preferred Stock held by it so that the sum of (i) the number of shares of Buyer Stock issued in connection with the conversion of Buyer's Series F and Series G Preferred Stock, (ii) the Buyer Stock issued to the Shareholders in connection with the Merger, and (iii) the number of shares of Buyer Stock already outstanding at the Closing Date, does not exceed the authorized number of shares of Buyer Stock reflected in the Buyer's Certificate of Incorporation.


                                    ARTICLE 9
                                   TERMINATION

         9.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  9.1.1 by Buyer, on the one hand, or Sellers, on the other hand, if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

                  9.1.2 (i) by Buyer if any of the conditions in Article 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer or Merger Sub to comply with their obligations under this Agreement) and neither Buyer nor Merger Sub has waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Article 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

                  9.1.3 by mutual consent of Buyer, Merger Sub and Sellers; or

                  9.1.4 by Sellers if the Sellers shall be dissatisfied, in their sole discretion, with (i) Buyer's plan of financing in connection with the Merger or (ii) with the amount of such financing.

         9.2 Effect of Termination.  If this Agreement is terminated pursuant to
Section 9.1, all further obligations of the parties under this Agreement will terminate and this Agreement will be void and no liability shall accrue to either party or their respective affiliates hereunder, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of a willful and material breach of a representation, warranty or covenant set forth in this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                   ARTICLE 10
                            INDEMNIFICATION; REMEDIES

         10.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants and obligations in this Agreement, the Disclosure Letter and any other certificate or document delivered pursuant to this Agreement will survive the Closing for a period of one (1) year (other than those in Section 11.1, which shall survive pursuant to their terms). The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time (except with respect to items described in the Disclosure Letter) after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition which was predicated upon the accuracy of any representation or warranty or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations.

         10.2 Indemnification and Payment of Damages by Sellers. The Rolands, jointly and severally, on the one hand, and the Rosenblooms, jointly and severally, on the other hand, each severally will indemnify and hold harmless Buyer, the Surviving Corporation (from and after the Closing) and their respective Representatives and Affiliates (collectively, the "Buyer Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including in the case of a third-party claim only, incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether assessed by third parties (collectively, "Damages"), arising from or in connection with:

                  10.2.1 any breach of any representation or warranty made by Sellers or the Company in this Agreement, the Disclosure Letter, or any other certificate or document delivered by Sellers or the Company pursuant to this Agreement;

                  10.2.2 any breach by a Seller of any unwaived covenant or obligation of such Seller in this Agreement;

                  10.2.3 any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Seller or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions; and

                  10.2.4 any claim by any Person arising out of or in connection with the Delta Litigation.

         10.3 Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless Sellers, the Company, the Surviving Corporation (from and after the Closing) and their respective Representatives and Affiliates (collectively, the "Seller Indemnified Persons") for, and will pay to the Buyer Indemnified Persons the amount of, any Damages arising from or in connection with:

                  10.3.1 any breach of any representation or warranty made by Buyer or Merger Sub in this Agreement, the Schedules hereto, or any other certificate or document delivered by Buyer or Merger Sub pursuant to this Agreement;

                  10.3.2 any breach by Buyer or Merger Sub of any unwaived covenant or obligation of Buyer or Merger Sub in this Agreement; and

                  10.3.3 any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Buyer or Merger Sub (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

         10.4 Time Limitations. If the Closing occurs, neither Sellers nor Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date other than those in Sections 3.1.3, 3.2.1, or 4.3, unless on or before the first anniversary of the Closing Date, Buyer or Sellers notify the other party of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the initiating party A claim with respect to Sections 3.1.3, 3.2.1, or 4.3, may be made at any time.

         10.5     Limitations on Amount.

                  (1) Neither the Buyer nor the Sellers will have liability (for indemnification or otherwise) with respect to the matters described in
         Section 10.1, 10.2 or 10.3 until the total of all Damages (with respect to all Sellers in the aggregate) with respect to such matters exceeds, in the aggregate, $50,000, and then only for the amount by which such Damages exceed, in the aggregate, $50,000 (the "Deductible"). However, this Section 10.5 will not apply to any intentional Breach by Buyer or any Sellers of any covenant or obligation set forth in this Agreement; provided, however, that (i) Buyer's total aggregate liability under
         Section 10.3 shall not exceed $6.5 million, and (ii) the Sellers' total aggregate liability under Section 10.2 shall not exceed $6.5 million; provided further, that claims made in connection with the guarantees made by the Sellers and/or Officers of the Company and in connection with the Delta Litigation shall not contribute toward this $6.5 million cap or the Deductible.

                  (2) The amount of any indemnified amount for Damages shall be reduced by the amount of the recovery actually received by Buyer with respect to any applicable insurance policies or from Persons or parties not parties to this Agreement. Further, any liability of Sellers shall be reduced by any potential net tax benefit to Buyer resulting from an indemnifiable claim.

                  (3) In the event Buyer makes any claims for indemnification by Buyer arising in connection with the failure to collect Accounts Receivable, the uncollected Accounts Receivable shall be assigned to Sellers as set forth in Section 3.1.7.

         10.6     Procedure for Indemnification -- Third Party Claims.

                  10.6.1  Promptly after receipt by an  indemnified  party under
Section 10.2 or (to the extent  provided in the last  sentence of Section  10.3)
Section 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  10.6.2 If any Proceeding referred to in Section 10.5 is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding,
(i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  10.6.3 Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         10.7 Procedure for Indemnification -- Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought, specify in reasonable detail the nature of the claim, and, if known, the amount, or an estimate of an amount, of the liability arising therefrom. The party seeking indemnification shall provide to the indemnifying party as promptly as practicable thereafter with information and documentation reasonably requested by the indemnifying party to support and verify the asserted claim.

         10.8 Exclusive Remedies. Buyer and Sellers acknowledge and agree that the indemnity rights set forth in this Article 10 shall be the exclusive remedies (i) of Buyer with respect to matters for indemnification pursuant to
Section 10.2 and (ii) of Sellers with respect to matters for indemnification pursuant to Section 10.3.


                                   ARTICLE 11
                              RESTRICTIVE COVENANTS

         11.1 Restrictive Covenants. As a material inducement for Buyer to consummate the Merger, and in order to preserve the goodwill of the Company, each of the Officers agrees that, during his employment at the Company and for a period of one (1) year following the termination of employment, such Officer shall not:

                  (a) Engage in or perform services for a Competing Business. For purposes of this Agreement, "Competing Business" is one which provides the same or substantially similar products and services as those provided by the Company during the Officer's employment. The geographic area for purposes of this restriction is the area(s) within a 100 mile radius of any Company office or facility;

                  (b) Have any indirect or direct financial interest in a Competing Business; provided, however, that the ownership by the Officer of any stock listed on any national securities exchange of any corporation conducting a Competing Business shall not be deemed a violation of this Agreement if the aggregate amount of such stock owned by the Officer does not exceed five percent (5%) of the total outstanding stock of such corporation;

                  (c) Solicit business from any person or entity that was a customer/client of the Company during Employee's employment with the Company and which Employee either: (1) called on, serviced, did business with or had significant contact with during his employment; or
         (2) personally received Confidential Information about during his employment. This restriction applies only to business which is in the scope of services or products provided by the Company during the Employee's employment. The geographic area for purposes of this restriction is the area where the customer/client is located and/or does business;

                  (d) Solicit, induce or attempt to solicit or induce, on behalf of himself or any other person or entity, any employee of the Company to terminate his/her employment with the Company and/or to accept employment elsewhere. This restriction applies only to Company employees with whom the Employee personally became acquainted during his employment with the Company; or

                  (e) Notwithstanding any other term of this Agreement, the parties acknowledge and agree that the Employee's creation of, employment by or participation in any trade organization or association related to any products or services that are the same as or are substantially similar to the Company's products or services shall not be deemed competitive and shall not be deemed a violation of any term of this Agreement, any Company policy or any law. The Employee agrees that, in the event he creates, is employed by or participates in any such organization or association, he shall use his best efforts to ensure that the organization or association's activities and policies are not adverse to the Company's interests, as compared to the members of other such organizations or associations.


                                   ARTICLE 12
                               GENERAL PROVISIONS

         12.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel and accountants. The parties acknowledge the Company will incur all out-of-pocket expenses in connection with the Contemplated Transactions. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

         12.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Company's employees, customers and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

         12.3 Confidentiality. Between the date of this Agreement and the Closing Date, Buyer, Merger Sub and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents and advisors of Buyer and the Company to maintain in confidence, and not use to the detriment of another party or Buyer or the Company any written, oral or other information obtained in confidence from another party or Buyer or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party,
(b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, (c) the furnishing or use of such information is required by legal proceedings or (d) the disclosure is required by Legal Requirements.

         12.4 Disclosure of Tax Treatment. Notwithstanding anything herein to the contrary, any party to this Agreement (and each employee, representative, or other agent of such party) may disclose to any and all parties, without limitation of any kind, the tax treatment and tax structure of any transaction contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to the party relating to such tax treatment and tax structure).

         12.5 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                  To Sellers:

                           Paul and Mary Roland
                           7911 Roswell Drive
                           Falls Church, VA  22043-3410

                           Scott and Ann Rosenbloom
                           1326 Colvin Forest Drive
                           Vienna, VA  22182

                  with a copy to:

                           Hogan & Hartson L.L.P.
                           Suite 1100
                           8300 Greensboro Drive
                           McLean, Virginia 22102
                           Attention: Robert A. Welp, Esq.
                           Fax: 703/610-6200
                           Email: rawelp@hhlaw.com

                  To Buyer or Merger Sub:

                           Integrated Security Systems, Inc.
                           8200 Springwood Drive, Suite 230
                           Irving, Texas
                           Attention:  Mr. C. A. Rundell, Jr.
                           Fax:  972/869-3843
                           Email:  car@integratedsecurity.com

                  with a copy to:

                           Haynes and Boone, LLP
                           2505 N. Plano Road, Suite 4000
                           Richardson, Texas  75082
                           Attention: David H. Oden, Esq.
                           Fax:  (972) 692-9029
                           Email:  david.oden@haynesboone.com

         12.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         12.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         12.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Sellers dated July 21, 2003) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         12.9 Disclosure Letter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter
(other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         12.10 Assignments, Successors and No Third-party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Buyer and/or Merger Sub may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         12.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         12.12 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         12.13 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         12.14 Governing Law. This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

         12.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.





               [The remainder of this page is intentionally blank.
                          The signature page follows.]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                     BUYER:

                                     INTEGRATED SECURITY SYSTEMS, INC.

                                     By: /s/ C. A. Rundell, Jr.
                                         -------------------------------------

                                     Title: Chairman
                                            ----------------------------------



                                     MERGER SUB:

                                     ISSI MERGER SUB, INC.

                                     By: /s/ C. A. Rundell, Jr.
                                         -------------------------------------

                                     Title: Chairman
                                            ----------------------------------



                                     THE COMPANY:

                                     ARMR SERVICES CORPORATION

                                     By: /s/ Mary P. Roland
                                         -------------------------------------

                                     Title: President
                                            ----------------------------------



                                     OFFICERS:

                                     /s/ Paul Roland
                                     -----------------------------------------
                                     Paul Roland

                                     /s/ Scott Rosenbloom
                                     -----------------------------------------
                                     Scott Rosenbloom


                                     SHAREHOLDERS:

                                     /s/ Mary Roland
                                     -----------------------------------------
                                     Mary Roland

                                     /s/ Ann Rosenbloom
                                     -----------------------------------------
                                     Ann Rosenbloom

                                    EXHIBIT A

                           Description of the Products
                                       and
                     Determination of Company Sales Revenue


1.    ANTI RAM vehicle barriers

           Plate style
           Shallow mount
           Wedge style
           Bollards, fixed or operable variety of sizes and shape Crash beams cable or solid Slide crash gates/custom slide gates Portable/transportable style barriers Any new style/type of barrier

2.    Accessory items sold with barrier

           Guard booths
           Control devises (card readers, detectors, RF transmitters, Access control software, traffic lights, etc.)
           Parking gate (currently we resell Doorking and DC Solutions)

3.    Engineering services/consulting services/design service

4.    Maintenance service

           Service contracts
           Repair services

                                    EXHIBIT B

                       Shareholders' Percentage Ownership


 ---------------------  ------------------  ------------------------------
                             Number of                  Merger
      Shareholder          Shares Owned        Consideration Percentage
 ---------------------  ------------------  ------------------------------
 Mary Roland                    100                       50%
 ---------------------  ------------------  ------------------------------
 Ann Rosenbloom                 100                       50%
 ---------------------  ------------------  ------------------------------

                                    EXHIBIT C

                              Employment Agreements

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement"), is entered into as of September 5, 2003, by and between Integrated Security Systems, Inc. (the "Company"), and Paul Roland ("Employee"). In consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:


                                   ARTICLE I
                                   EMPLOYMENT

         1.01 Employment. The Company hereby employs Employee, and Employee hereby accepts employment by the Company for the period and upon the terms and conditions contained in this Agreement.

         1.02 Office and Duties. Employee shall be employed by the Company in the position of President, and shall perform such services commensurate with his position as may, from time to time, be assigned to Employee by the Board of Directors ("Board") of the Company. The Employee's actions shall at all times be subject to the direction of the Board.

         1.03 Performance. During the term of employment under this Agreement, Employee shall devote his entire business time, energy, skill and best efforts to the performance of his duties hereunder in a manner that will faithfully and diligently further the business and interests of the Company. Employee shall comply with the employee policies or written manuals of the Company as they exist from time to time as applicable generally to the Company's employees.

         1.04 Term.  Unless  otherwise  terminated in accordance  with paragraph
3.01 or paragraph 3.02 below, the term of employment hereunder (the "Term") shall be for a period of three (3) years from the date of this Agreement.

         1.05 Membership on Board. The Company agrees that, during Employee's employment, the Company shall use its best efforts to ensure that the Employee is a voting member of the Company's Board. In the event that the Employee's membership on the Board is terminated for any reason, the Company agrees that it will notify the Employee in advance of any and all formal or informal meetings of the Board; the Employee shall have the right to attend such meetings during the Term of employment, and if he chooses to attend such meetings, the Company shall pay for all travel expenses incurred in attending. The parties agree that this subsection 1.05 constitutes a material term of this Agreement. Other than as stated in this paragraph 1.05, this Agreement shall not in any way affect the Employee's membership on the Board.

         1.06 Representation by Employee. Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and Employee's performance of his duties hereunder will not conflict with, cause a default under, or give any party a right to damages under any other agreement to which Employee is a party or is bound.

                                   ARTICLE II
                           COMPENSATION FOR EMPLOYMENT

         2.01 Base Salary. As compensation for Employee's employment, the Company shall pay to Employee a base salary of $125,000 per year (the "Base Salary"), payable in accordance with the normal payroll practices of the Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions.

         2.02 Performance Review. The Board will periodically review Employee's performance on no less than an annual basis and may, in its sole discretion, make adjustments to Employee's Base Salary or other compensation, which such adjustments shall be solely upward.

         2.03 Bonus. The Company shall pay to Employee an annual bonus (the "Bonus") for the three periods ending June 30, 2004, 2005 and 2006 (each a "Bonus Period" and collectively the "Bonus Periods"), based on written performance standards mutually agreed upon by the Employee and the Company in advance. The Bonus for each Bonus Period shall be not less than $10,000.

         2.04 Vacation and Other Time Off. During each year of the Term (beginning on Employee's hire date and each anniversary thereafter), Employee shall be entitled to three (3) weeks of vacation in accordance with the regular policies of the Company. Such vacation shall be taken at times consistent with the effective discharge of Employee's duties. Employee also shall be entitled to holidays, sick leave and other time off in accordance with the regular policies of the Company.

         2.05 Automobile. The Company will provide the Employee $900 per month as reimbursement for automobile-related expenses.

         2.06 Expenses. In addition to the reimbursement for automobile-related expenses, the Company shall reimburse Employee for reasonable and documentable business expenses pursuant to the Company's policies, provided that Employee timely submits documentation of such expenses.

         2.07 Life Insurance Benefits. The parties acknowledge that, at the time of execution of this Agreement, there is in effect a life insurance policy on the Employee's life with a coverage amount of at least one million, two-hundred-fifty thousand dollars ($1,250,000) ("Life Insurance Policy"). The parties agree that the Company shall take all action necessary to continue the Life Insurance Policy during the Term of employment, including timely paying all costs and premiums associated with the continuation of the Life Insurance Policy.

         2.08 Other Benefits. Employee shall be entitled to participate in or receive benefits under any plan or arrangement made available by the Company to employees generally (including any health, dental, and disability), subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Except for the Life Insurance Policy benefits addressed in paragraph 2.07 above and as otherwise stated in this Agreement, any such plan or arrangement shall be revocable and subject to termination or amendment at any time. Notwithstanding the foregoing, this parties agree that this Agreement shall not affect or impair Employee's rights under COBRA, as amended, or under any other law or regulation allowing continuation or conversion of benefits.

                                   ARTICLE III
                                   TERMINATION

         3.01     Termination by Company.

                  a. The Company may terminate the employment of Employee for cause. For purposes of this Agreement, "cause" includes: the death of Employee; Employee's inability, by reason of illness or injury, to perform his normal duties on behalf of the Company on a full-time basis for a period of ninety (90) days, whether or not consecutive, within a 180-day period; Employee's receipt of disability benefits for permanent and total disability under any long-term disability income policy held by or on behalf of Employee; Employee's conviction of, or plea of nolo contendere to any felony, or to any misdemeanor involving fraud or illegal drugs; the Company President or Board of Directors has made a good faith finding that the Employee has repeatedly and knowingly or recklessly failed to properly perform the material duties of his position, and Employee has not cured his failure within fifteen (15) calendar days after receiving written notice specifying the grounds for such a finding; the Company President or Board of Directors has made a good faith finding that the Employee has acted with dishonesty, gross negligence, willful misconduct, gross and willful misfeasance, or fraud in the performance of his material duties or responsibilities, or that he has willfully misappropriated Company property, and Employee has not cured the President's or Board's concerns within fifteen (15) calendar days after receiving written notice specifying the grounds for such a finding; the Company President or Board of Directors has made a good faith finding that the Employee has willfully failed to follow a lawful directive of the Board (whether by commission or omission), and Employee has not cured his failure within fifteen (15) calendar days after receiving written notice specifying the grounds for such a finding; or the breach by Employee of any material term of this Agreement. If the Company terminates Employee's employment for cause, then the Company's obligation to pay salary and other compensation pursuant to Article II shall terminate, except that the Company shall pay Employee's accrued but unpaid Base Salary and any other earned but unpaid compensation through the date of termination.

                  b. The Company may terminate the employment of Employee without cause upon thirty (30) days written notice to Employee. If the Company terminates Employee's employment without cause, as defined in paragraph 3.01(a) above, the Company shall provide all of the following for the remaining duration of the Term, as if Employee remained in the employment of the Company: (i) the Employee's Base Salary; (ii) health insurance benefits to Employee and his eligible spouse and/or dependents; (iii) for the continuation of the Life Insurance Policy defined above in paragraph 2.07 by taking all action necessary, including timely paying all costs and premiums, to continue that Policy; and (iv) $900 per month as reimbursement for automobile-related expenses.

         3.02     Termination by Employee.

                  a. The Employee may resign his employment with good reason. For purposes of this Agreement, "good reason" includes: the assignment to Employee by the Company of duties that are illegal, not in conformance with generally acceptable business ethical standards, or are materially inconsistent with those of a President of the Company, including a reduction or diminution in his duties as developed during the course of employment hereunder, and the Company has not cured the assignment of such duties within fifteen (15) calendar days after receiving written notice specifying the impropriety of the assigned duties; the required relocation of Employee from the Northern Virginia-Washington, D.C. metropolitan region ("DC Metro Area") without his consent; the Company's filing a petition for relief under any chapter of Title 11 of the United States Code or a petition to take advantage of any insolvency laws of the United States or any state thereof; the Company's making an assignment for the benefit of its creditors; the Company's consent to the appointment of a receiver of itself or of the whole or any substantial part of its property; or the Company's filing a petition or answer seeking reorganization under the Federal Bankruptcy Laws or under any other applicable law or statute of the United States or any state thereof; or the breach by the Company of any material term of this Agreement. If the Employee resigns for good reason, as defined in this paragraph, the Company shall provide all of the following for the remaining duration of the Term, as if Employee remained in the employment of the Company: (i) the Employee's Base Salary; (ii) health insurance benefits to Employee and his eligible spouse and/or dependents; (iii) for the continuation of the Life Insurance Policy defined above in paragraph 2.07 by taking all action necessary, including timely paying all costs and premiums, to continue that Policy; and (iv) $900 per month as reimbursement for automobile-related expenses.

                  b. The Employee may resign his employment without good reason upon thirty (30) days written notice to the Company. If the Employee resigns without good reason, as defined in paragraph 3.02(a) above, then the Company's obligation to pay salary and other compensation pursuant to Article II shall terminate, except that the Company shall pay Employee's accrued but unpaid Base Salary and any other earned but unpaid compensation through the date of termination.


                                   ARTICLE IV
                            CONFIDENTIAL INFORMATION

         4.01 Confidential Information. The Company will provide Employee with specialized knowledge regarding the Company's business and confidential information and trade secrets of the Company (hereinafter referred to as "Confidential Information"). For purposes of this Agreement, Confidential Information includes, but is not limited to, client lists and prospects lists developed by the Company; information regarding the Company's clients (including, but not limited to, client contracts, work performed for clients, client contacts, client requirements and needs, client financial information, and other information regarding the client or the client's business); plans, marketing information, financial information, or other business information of the Company; and any other information which Employee has reason to believe the Company would not want disclosed to the public or to a third party. Employee understands and acknowledges that such Confidential Information gives the Company a competitive advantage over others who do not have the information, and that the Company would be harmed if the Confidential Information were disclosed.

         4.02 Disclosure Of Confidential Information. Employee agrees that he will hold all Confidential Information of the Company in confidence for the Company and will not: (a) use the information for any purpose other than the benefit of the Company; or (b) disclose to any person or entity any Confidential Information of the Company except as necessary during Employee's employment with the Company to perform services on behalf of the Company. Employee will also take reasonable steps to safeguard such Confidential Information and to prevent its disclosure to unauthorized persons.

         4.03 Return Of Information. Upon termination of employment, or at any earlier time as directed by the Company, Employee shall immediately deliver to the Company any and all Confidential Information in Employee's possession, any other documents or information which Employee acquired as a result of his employment with the Company and any copies of any such documents/information. Employee shall not retain any originals or copies of any documents or materials related to the Company's business, which Employee came into possession of or created as a result of his employment with the Company. Employee acknowledges that such information, documents and materials are the exclusive property of the Company. In addition, upon termination of employment, or at any time earlier as directed by the Company, Employee shall immediately deliver to the Company any property of the Company in Employee's possession.

         4.04 General Knowledge. The Company acknowledges and agrees that the general skills, knowledge and experience gained by Employee during his employment with the Company, and information publicly available or generally known within the industry or trade in which the Company competes, is not considered Company Confidential Information.


                                    ARTICLE V
             OWNERSHIP OF INFORMATION, INVENTIONS AND ORIGINAL WORK

         5.01 Ownership Of Information, Inventions And Original Work. Except as set forth on Schedule A, Employee agrees that any creative works, discoveries, designs, software, computer programs, inventions, improvements, modifications, enhancements, know-how, formulation, concept or idea which is conceived, created or developed by Employee, either alone or with others (collectively referred to as "Work Product") is the exclusive property of the Company if either:

                  a. It was conceived or developed in any part on Company time;

                  b.  Any  equipment,   facilities,  materials  or  Confidential
         Information of the Company was used in its  conception or  development;
         or

                  c. It either: (i) relates, at the time of conception or reduction to practice, to the Company's business or to an actual or demonstrably anticipated research or development project of the Company, or (ii) results from any work performed by Employee for the Company.

                                   ARTICLE VI
                              RESTRICTIVE COVENANTS

         6.01 Restrictive Covenants. Employee acknowledges that in order to effectuate the promise to hold Confidential Information in confidence for the Company and in order to protect the Company's legitimate business interests (which include but are not limited to continuation of contracts and relationships with its customers, its reputation, and its competitive advantage), it is necessary to enter into the following restrictive covenants. Without the prior written consent of the Company, Employee shall not, during his employment at the Company or for a period of one (1) year following the termination of employment:

                  a. Engage in or perform services for a Competing Business. For purposes of this Agreement, "Competing Business" is one which provides the same or substantially similar products and services as those provided by the Company during Employee's employment. The geographic area for purposes of this restriction is the area(s) within a 100-mile radius of each Company office or facility;

                  b. Have any indirect or direct financial interest in a Competing Business; provided, however, that the ownership by Employee of any stock listed on any national securities exchange of any corporation conducting a Competing Business shall not be deemed a violation of this Agreement if the aggregate amount of such stock owned by Employee does not exceed five percent (5%) of the total outstanding stock of such corporation;

                  c. Solicit business from any person or entity that was a customer/client of the Company during Employee's employment with the Company and which Employee either: (1) called on, serviced, did business with or had significant contact with during his employment; or
         (2) personally received Confidential Information about during his employment. This restriction applies only to business which is in the scope of services or products provided by the Company during the Employee's employment. The geographic area for purposes of this restriction is the area where the customer/client is located and/or does business; or

                  d. Solicit, induce or attempt to solicit or induce, on behalf of himself or any other person or entity, any employee of the Company to terminate his/her employment with the Company and/or to accept employment elsewhere. This restriction applies only to Company employees with whom the Employee personally became acquainted during his employment with the Company.

                  e.  Notwithstanding  any  other  term of this  Agreement,  the parties acknowledge and agree that the Employee's creation of, employment by or participation in any trade organization or association related to any products or services that are the same as or are substantially similar to the Company's products or services shall not be deemed competitive and shall not be deemed a violation of any term of this Agreement, any Company policy or any law. The Employee agrees that, in the event he creates, is employed by or participates in any such organization or association, he shall use his best efforts to ensure that the organization or association's activities and policies are not adverse to the Company's interests.


                                   ARTICLE VII
                                    REMEDIES

         7.01 Remedies. In the event of a breach of this Agreement by either party, the non-breaching party shall be entitled to all appropriate equitable and legal relief, including, but not limited to: (a) an injunction to enforce this Agreement or prevent conduct in violation of this Agreement; (b) damages incurred as a result of the breach; and (c) attorneys' fees and costs incurred in enforcing the terms of this Agreement.


                                  ARTICLE VIII
                                     GENERAL

         8.01 Notices. All notices required or permitted to be given under this Agreement will be sufficient if furnished in writing, sent by registered or certified mail or hand delivered, to each party at the addresses set forth below, or to any other address provided by a party to the other party in writing:

                               COMPANY:
                               Integrated  Security Systems, Inc.
                               8200 Springwood Drive
                               Suite 230
                               Irving, Texas 75063

                               EMPLOYEE:
                               Paul Roland
                               7911 Roswell Drive
                               Falls Church, Virginia  22043-3410

         8.02 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas without regard to conflict of laws provisions.

         8.03 Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no way or manner be construed as a part of this Agreement.

         8.04 Severability. In the event that any court of competent jurisdiction holds any provision in this Agreement to be invalid, illegal or unenforceable in any respect, the remaining provisions shall not be affected or invalidated and shall remain in full force and effect.

         8.05 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter in this Agreement and supersedes all other prior understandings or written or oral agreements with respect to such subject matter.

         8.06 Waiver. No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches.

         8.07 Modification. Any changes to this Agreement may only be made by written agreement between the President of the Company and Employee.

         8.08 Assignment. This Agreement shall be binding upon and inure to the benefit of the Employee and the Company and their respective successors, assigns, heirs, executors and administrators, provided, however, that the Employee's obligations are personal and shall not be assigned by him. The Company may assign this Agreement: (a) to an affiliate so long as such affiliate assumes the Company's obligations hereunder, or (b) in connection with a merger or consolidation involving the Company or a sale of the Company's assets, so long as the assignee assumes the Company's obligations under this Agreement.

         8.09 Legal Counsel. Employee has been represented, or has had the opportunity to be represented, by counsel in connection with the negotiation of this Agreement. The Company is making no representations or warranties concerning the legal or tax consequences to Employee of any provisional matter relating to this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                    EMPLOYEE:


                                    /s/ PAUL ROLAND
                                    ----------------
                                    Paul Roland


                                    INTEGRATED SECURITY SYSTEMS, INC.


                                    By: /s/ C. A. RUNDELL, JR.
                                        --------------------------------------

                                    Title: Chairman and Chief Executive Officer

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement"), is entered into as of September 5, 2003, by and between Integrated Security Systems, Inc. (the "Company"), and Scott Rosenbloom ("Employee"). In consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:


                                   ARTICLE I
                                   EMPLOYMENT

         1.01 Employment. The Company hereby employs Employee, and Employee hereby accepts employment by the Company for the period and upon the terms and conditions contained in this Agreement.

         1.02 Office and Duties. Employee shall be employed by the Company in the position of Senior Vice President, and shall perform such services commensurate with his position as may, from time to time, be assigned to Employee by the Board of Directors ("Board") of the Company. The Employee's actions shall at all times be subject to the direction of the Board.

         1.03 Performance. During the term of employment under this Agreement, Employee shall devote his entire business time, energy, skill and best efforts to the performance of his duties hereunder in a manner that will faithfully and diligently further the business and interests of the Company. Employee shall comply with the employee policies or written manuals of the Company as they exist from time to time as applicable generally to the Company's employees.

         1.04 Term.  Unless  otherwise  terminated in accordance  with paragraph
3.01 or paragraph 3.02 below, the term of employment hereunder (the "Term") shall be for a period of three (3) years from the date of this Agreement.

         1.05 Invitation to Board Meetings. The Company agrees that, during his employment, the Board shall notify the Employee in advance of any and all formal or informal meetings of the Board; the Employee shall have the right to attend such meetings during the Term of employment, and if he chooses to attend such meetings, the Company shall pay for all travel expenses incurred in attending. The parties agree that this subsection 1.05 constitutes a material term of this Agreement.

         1.06 Representation by Employee. Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and Employee's performance of his duties hereunder will not conflict with, cause a default under, or give any party a right to damages under any other agreement to which Employee is a party or is bound.


                                   ARTICLE II
                           COMPENSATION FOR EMPLOYMENT

         2.01 Base Salary. As compensation for Employee's employment, the Company shall pay to Employee a base salary of $125,000 per year (the "Base Salary"), payable in accordance with the normal payroll practices of the Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions.

         2.02 Performance Review. The Board will periodically review Employee's performance on no less than an annual basis and may, in its sole discretion, make adjustments to Employee's Base Salary or other compensation, which such adjustments shall be solely upward.

         2.03 Bonus. The Company shall pay to Employee an annual bonus (the "Bonus") for the three periods ending June 30, 2004, 2005 and 2006 (each a "Bonus Period" and collectively the "Bonus Periods"), based on written performance standards mutually agreed upon by the Employee and the Company in advance. The Bonus for each Bonus Period shall be not less than $10,000.

         2.04 Vacation and Other Time Off. During each year of the Term (beginning on Employee's hire date and each anniversary thereafter), Employee shall be entitled to three (3) weeks of vacation in accordance with the regular policies of the Company. Such vacation shall be taken at times consistent with the effective discharge of Employee's duties. Employee also shall be entitled to holidays, sick leave and other time off in accordance with the regular policies of the Company.

         2.05 Automobile. The Company will provide the Employee $900 per month as reimbursement for automobile-related expenses.

         2.06 Expenses. In addition to the reimbursement for automobile-related expenses, the Company shall reimburse Employee for reasonable and documentable business expenses pursuant to the Company's policies, provided that Employee timely submits documentation of such expenses.

         2.07 Life Insurance Benefits. The parties acknowledge that, at the time of execution of this Agreement, there is in effect a life insurance policy on the Employee's life with a coverage amount of at least one million, two-hundred-fifty thousand dollars ($1,250,000) ("Life Insurance Policy"). The parties agree that the Company shall take all action necessary to continue the Life Insurance Policy during the Term of employment, including timely paying all costs and premiums associated with the continuation of the Life Insurance Policy.

         2.08 Other Benefits. Employee shall be entitled to participate in or receive benefits under any plan or arrangement made available by the Company to employees generally (including any health, dental, and disability), subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Except for the Life Insurance Policy benefits addressed in paragraph 2.07 above and as otherwise stated in this Agreement, any such plan or arrangement shall be revocable and subject to termination or amendment at any time. Notwithstanding the foregoing, this parties agree that this Agreement shall not affect or impair Employee's rights under COBRA, as amended, or under any other law or regulation allowing continuation or conversion of benefits.

                                   ARTICLE III
                                   TERMINATION

         3.01     Termination by Company.

                  a. The Company may terminate the employment of Employee for cause. For purposes of this Agreement, "cause" includes: the death of Employee; Employee's inability, by reason of illness or injury, to perform his normal duties on behalf of the Company on a full-time basis for a period of ninety (90) days, whether or not consecutive, within a 180-day period; Employee's receipt of disability benefits for permanent and total disability under any long-term disability income policy held by or on behalf of Employee; Employee's conviction of, or plea of nolo contendere to any felony, or to any misdemeanor involving fraud or illegal drugs; the Company President or Board of Directors has made a good faith finding that the Employee has repeatedly and knowingly or recklessly failed to properly perform the material duties of his position, and Employee has not cured his failure within fifteen (15) calendar days after receiving written notice specifying the grounds for such a finding; the Company President or Board of Directors has made a good faith finding that the Employee has acted with dishonesty, gross negligence, willful misconduct, gross and willful misfeasance, or fraud in the performance of his material duties or responsibilities, or that he has willfully misappropriated Company property, and Employee has not cured the President's or Board's concerns within fifteen (15) calendar days after receiving written notice specifying the grounds for such a finding; the Company President or Board of Directors has made a good faith finding that the Employee has willfully failed to follow a lawful directive of the Board (whether by commission or omission), and Employee has not cured his failure within fifteen (15) calendar days after receiving written notice specifying the grounds for such a finding; or the breach by Employee of any material term of this Agreement. If the Company terminates Employee's employment for cause, then the Company's obligation to pay salary and other compensation pursuant to Article II shall terminate, except that the Company shall pay Employee's accrued but unpaid Base Salary and any other earned but unpaid compensation through the date of termination.

                  b. The Company may terminate the employment of Employee without cause upon thirty (30) days written notice to Employee. If the Company terminates Employee's employment without cause, as defined in paragraph 3.01(a) above, the Company shall provide all of the following for the remaining duration of the Term, as if Employee remained in the employment of the Company: (i) the Employee's Base Salary; (ii) health insurance benefits to Employee and his eligible spouse and/or dependents; (iii) for the continuation of the Life Insurance Policy defined above in paragraph 2.07 by taking all action necessary, including timely paying all costs and premiums, to continue that Policy; and (iv) $900 per month as reimbursement for automobile-related expenses.

         3.02     Termination by Employee.

                  a. The Employee may resign his employment with good reason. For purposes of this Agreement, "good reason" includes: the assignment to Employee by the Company of duties that are illegal, not in conformance with generally acceptable business ethical standards, or are materially inconsistent with those of a Senior Vice President of the Company, including a reduction or diminution in his duties as developed during the course of employment hereunder, and the Company has not cured the assignment of such duties within fifteen (15) calendar days after receiving written notice specifying the impropriety of the assigned duties; the required relocation of Employee from the Northern Virginia-Washington, D.C. metropolitan region ("DC Metro Area") without his consent; the requirement that Employee spend more than a reasonable amount of his business time working in locations other than the DC Metro Area, or traveling outside the DC Metro Area (the Company acknowledges that the Employee has family responsibilities); the Company's filing a petition for relief under any chapter of Title 11 of the United States Code or a petition to take advantage of any insolvency laws of the United States or any state thereof; the Company's making an assignment for the benefit of its creditors; the Company's consent to the appointment of a receiver of itself or of the whole or any substantial part of its property; or the Company's filing a petition or answer seeking reorganization under the Federal Bankruptcy Laws or under any other applicable law or statute of the United States or any state thereof; or the breach by the Company of any material term of this Agreement. If the Employee resigns for good reason, as defined in this paragraph, the Company shall provide all of the following for the remaining duration of the Term, as if Employee remained in the employment of the Company: (i) the Employee's Base Salary; (ii) health insurance benefits to Employee and his eligible spouse and/or dependents; (iii) for the continuation of the Life Insurance Policy defined above in paragraph 2.07 by taking all action necessary, including timely paying all costs and premiums, to continue that Policy; and (iv) $900 per month as reimbursement for automobile-related expenses.

                  b. The Employee may resign his employment without good reason upon thirty (30) days written notice to the Company. If the Employee resigns without good reason, as defined in paragraph 3.02(a) above, then the Company's obligation to pay salary and other compensation pursuant to Article II shall terminate, except that the Company shall pay Employee's accrued but unpaid Base Salary and any other earned but unpaid compensation through the date of termination.


                                   ARTICLE IV
                            CONFIDENTIAL INFORMATION

         4.01 Confidential Information. The Company will provide Employee with specialized knowledge regarding the Company's business and confidential information and trade secrets of the Company (hereinafter referred to as "Confidential Information"). For purposes of this Agreement, Confidential Information includes, but is not limited to, client lists and prospects lists developed by the Company; information regarding the Company's clients (including, but not limited to, client contracts, work performed for clients, client contacts, client requirements and needs, client financial information, and other information regarding the client or the client's business); plans, marketing information, financial information, or other business information of the Company; and any other information which Employee has reason to believe the Company would not want disclosed to the public or to a third party. Employee understands and acknowledges that such Confidential Information gives the Company a competitive advantage over others who do not have the information, and that the Company would be harmed if the Confidential Information were disclosed.

         4.02 Disclosure Of Confidential Information. Employee agrees that he will hold all Confidential Information of the Company in confidence for the Company and will not: (a) use the information for any purpose other than the benefit of the Company; or (b) disclose to any person or entity any Confidential Information of the Company except as necessary during Employee's employment with the Company to perform services on behalf of the Company. Employee will also take reasonable steps to safeguard such Confidential Information and to prevent its disclosure to unauthorized persons.

         4.03 Return Of Information. Upon termination of employment, or at any earlier time as directed by the Company, Employee shall immediately deliver to the Company any and all Confidential Information in Employee's possession, any other documents or information which Employee acquired as a result of his employment with the Company and any copies of any such documents/information. Employee shall not retain any originals or copies of any documents or materials related to the Company's business, which Employee came into possession of or created as a result of his employment with the Company. Employee acknowledges that such information, documents and materials are the exclusive property of the Company. In addition, upon termination of employment, or at any time earlier as directed by the Company, Employee shall immediately deliver to the Company any property of the Company in Employee's possession.

         4.04 General Knowledge. The Company acknowledges and agrees that the general skills, knowledge and experience gained by Employee during his employment with the Company, and information publicly available or generally known within the industry or trade in which the Company competes, is not considered Company Confidential Information.


                                    ARTICLE V
             OWNERSHIP OF INFORMATION, INVENTIONS AND ORIGINAL WORK

         5.01 Ownership Of Information, Inventions And Original Work. Except as set forth on Schedule A, Employee agrees that any creative works, discoveries, designs, software, computer programs, inventions, improvements, modifications, enhancements, know-how, formulation, concept or idea which is conceived, created or developed by Employee, either alone or with others (collectively referred to as "Work Product") is the exclusive property of the Company if either:

                  a. It was conceived or developed in any part on Company time;

                  b.  Any  equipment,   facilities,  materials  or  Confidential
         Information of the Company was used in its  conception or  development;
         or

                  c. It either: (i) relates, at the time of conception or reduction to practice, to the Company's business or to an actual or demonstrably anticipated research or development project of the Company, or (ii) results from any work performed by Employee for the Company.

                                   ARTICLE VI
                              RESTRICTIVE COVENANTS

         6.01 Restrictive Covenants. Employee acknowledges that in order to effectuate the promise to hold Confidential Information in confidence for the Company and in order to protect the Company's legitimate business interests (which include but are not limited to continuation of contracts and relationships with its customers, its reputation, and its competitive advantage), it is necessary to enter into the following restrictive covenants. Without the prior written consent of the Company, Employee shall not, during his employment at the Company or for a period of one (1) year following the termination of employment:

                  a. Engage in or perform services for a Competing Business. For purposes of this Agreement, "Competing Business" is one which provides the same or substantially similar products and services as those provided by the Company during Employee's employment. The geographic area for purposes of this restriction is the area(s) within a 100-mile radius of each Company office or facility;

                  b. Have any indirect or direct financial interest in a Competing Business; provided, however, that the ownership by Employee of any stock listed on any national securities exchange of any corporation conducting a Competing Business shall not be deemed a violation of this Agreement if the aggregate amount of such stock owned by Employee does not exceed five percent (5%) of the total outstanding stock of such corporation;

                  c. Solicit business from any person or entity that was a customer/client of the Company during Employee's employment with the Company and which Employee either: (1) called on, serviced, did business with or had significant contact with during his employment; or
         (2) personally received Confidential Information about during his employment. This restriction applies only to business which is in the scope of services or products provided by the Company during the Employee's employment. The geographic area for purposes of this restriction is the area where the customer/client is located and/or does business; or

                  d. Solicit, induce or attempt to solicit or induce, on behalf of himself or any other person or entity, any employee of the Company to terminate his/her employment with the Company and/or to accept employment elsewhere. This restriction applies only to Company employees with whom the Employee personally became acquainted during his employment with the Company.

                  e.  Notwithstanding  any  other  term of this  Agreement,  the parties acknowledge and agree that the Employee's creation of, employment by or participation in any trade organization or association related to any products or services that are the same as or are substantially similar to the Company's products or services shall not be deemed competitive and shall not be deemed a violation of any term of this Agreement, any Company policy or any law. The Employee agrees that, in the event he creates, is employed by or participates in any such organization or association, he shall use his best efforts to ensure that the organization or association's activities and policies are not adverse to the Company's interests.

                                   ARTICLE VII
                                    REMEDIES

         7.01 Remedies. In the event of a breach of this Agreement by either party, the non-breaching party shall be entitled to all appropriate equitable and legal relief, including, but not limited to: (a) an injunction to enforce this Agreement or prevent conduct in violation of this Agreement; (b) damages incurred as a result of the breach; and (c) attorneys' fees and costs incurred in enforcing the terms of this Agreement.


                                  ARTICLE VIII
                                     GENERAL

         8.01 Notices. All notices required or permitted to be given under this Agreement will be sufficient if furnished in writing, sent by registered or certified mail or hand delivered, to each party at the addresses set forth below, or to any other address provided by a party to the other party in writing:

                              COMPANY:
                              Integrated  Security Systems, Inc.
                              8200 Springwood Drive
                              Suite 230
                              Irving, Texas 75063

                              EMPLOYEE:
                              Scott Rosenbloom
                              1326 Colvin Forest Drive
                              Vienna, Virginia 22182

         8.02 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas without regard to conflict of laws provisions.

         8.03 Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no way or manner be construed as a part of this Agreement.

         8.04 Severability. In the event that any court of competent jurisdiction holds any provision in this Agreement to be invalid, illegal or unenforceable in any respect, the remaining provisions shall not be affected or invalidated and shall remain in full force and effect.

         8.05 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter in this Agreement and supersedes all other prior understandings or written or oral agreements with respect to such subject matter.


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

         8.06 Waiver. No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches.

         8.07 Modification. Any changes to this Agreement may only be made by written agreement between the President of the Company and Employee.

         8.08 Assignment. This Agreement shall be binding upon and inure to the benefit of the Employee and the Company and their respective successors, assigns, heirs, executors and administrators, provided, however, that the Employee's obligations are personal and shall not be assigned by him. The Company may assign this Agreement: (a) to an affiliate so long as such affiliate assumes the Company's obligations hereunder, or (b) in connection with a merger or consolidation involving the Company or a sale of the Company's assets, so long as the assignee assumes the Company's obligations under this Agreement.

         8.09 Legal Counsel. Employee has been represented, or has had the opportunity to be represented, by counsel in connection with the negotiation of this Agreement. The Company is making no representations or warranties concerning the legal or tax consequences to Employee of any provisional matter relating to this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                    EMPLOYEE:



                                    /s/ SCOTT ROSENBLOOM
                                    -------------------------------------------
                                    Scott Rosenbloom


                                    INTEGRATED SECURITY SYSTEMS, INC.



                                    By: /s/ C. A. RUNDELL, JR.
                                        ---------------------------------------

                                    Title: Chairman and Chief Executive Officer

                                    EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement"), dated as of September 5, 2003, is by and between INTEGRATED SECURITY SYSTEMS, INC., a Delaware corporation (the "Company"), and MARY ROLAND and ANN ROSENBLOOM (collectively, "Shareholders").

                                   WITNESSETH:

         WHEREAS, the Company has issued to Shareholders ten million (10,000,000) shares of common stock of the Company (hereinafter referred to as the "Registrable Shares") pursuant to the Agreement and Plan of Merger dated September 5, 2003 among the Company, ISSI Merger Sub, Inc. (the "Merger Sub"), ARMR Services Corporation ("ARMR"), Paul Roland, Scott Rosenbloom, and the Shareholders (the "Merger Agreement");

         WHEREAS, the Registrable Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act") and, as an inducement to Shareholders to enter into the Merger Agreement and to consummate the merger of ARMR with and into the Merger Sub (the "Merger"), the Company has agreed to grant to Shareholders certain registration rights with respect to the Registrable Shares as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       DEMAND REGISTRATION.

         (a) The Company hereby agrees to use its best efforts to register all or any portion of the Registrable Shares on one (1) occasion upon receipt of a written request from a holder (the "Holder" or "Holders") of record of the Registrable Shares that the Company file a registration statement under the 1933 Act covering the registration of at least twenty-five (25%) of the Registrable Shares then outstanding; provided, however, that the Holders hereby agree not to exercise such demand registration rights pursuant to this Section 1 for a period of one (1) year following the date hereof unless Renaissance Capital Growth & Income Fund III ("Renaissance Capital") and/or Renaissance US Growth & Income Trust PLC ("Renaissance PLC") exercise any of their respective registration rights pursuant to that certain Registration Rights Agreement among the Company, Renaissance Capital and Renaissance PLC, or any other agreement(s) granting to Renaissance Capital and/or Renaissance PLC registration rights. The Company shall, within twenty (20) days of its receipt thereof, give written notice of such request to all holders of record of Registrable Shares. The Holders of said Registrable Shares shall then have fifteen (15) days from the date of mailing of such notice by the Company to request that all or a portion of their respective Registrable Shares be included in said registration.

         (b) If the Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Agreement, and the Company shall include such information in the written notice to the other Holders of Registrable Shares referred to in Section 1(a) above. In such event, the right of any Holder to include its Registrable Shares in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Shares in the underwriting (unless otherwise mutually agreed by the Company, the underwriter, the initiating Holder (the "Initiating Holder") and such Holder) is limited to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 4(e) below) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by mutual agreement of the Company and the Initiating Holder, which agreement shall not be unreasonably withheld. Notwithstanding any other provision of this Section 1, if the underwriter advises the Initiating Holder and the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holder shall so advise all Holders of Registrable Shares which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Shares that may be included in the underwriting shall be allocated on a pro rata basis among all Holders that have requested to participate in such registration.

         (c) Each such registration shall remain effective for a period of one hundred eighty (180) days, unless the Initiating Holder requests that such registration be terminated prior to the expiration of such period. Notwithstanding the foregoing, if the Holders elect not to sell all or any portion of the Registrable Shares pursuant to a demand registration which has become effective, such demand registration right shall nonetheless be deemed satisfied.

         (d) If, after a registration statement becomes effective, the Company advises the Holders that the registration statement is required to be amended under applicable federal securities laws, the Holders shall suspend any further sales of their Registrable Shares, until the Company advises them that the registration statement has been amended, but not more than thirty (30) days. The one hundred eighty (180)-day time period referred to in subsection (c) during which the registration statement must be kept current after its effective date shall be extended for an additional number of business days equal to the number of business days during which the right to sell the Registrable Shares was suspended pursuant to the preceding sentence.

         (e) The Company shall have the right to exclude an underwriter not reasonably acceptable to it.

2. "PIGGY-BACK" REGISTRATION. If the Company proposes to register any of its capital stock under the 1933 Act in connection with the public offering of such securities for its own account or for the account of its security Holders, other than Holders of Registrable Shares pursuant hereto (a "Piggy-Back Registration Statement"), except for (i) a registration relating solely to the sale of securities to participants in the Company's stock plans or employee benefit plans or (ii) a registration relating solely to a transaction for which Form S-4 may be used, then:

         (a) The Company shall give written notice of such determination to each Holder of Registrable Shares, and each such Holder shall have the right to request, by written notice given to the Company within fifteen (15) days of the date that such written notice was mailed by the Company to such Holder, that a specific number of Registrable Shares held by such Holder be included in the Piggy-Back Registration Statement (and related underwritten offering, if any);

         (b) If the Piggy-Back Registration Statement relates to an underwritten offering, the notice given to each Holder shall specify the name or names of the managing underwriter or underwriters for such offering. In addition, such notice shall also specify the number of securities to be registered for the account of the Company and for the account of its stockholders (other than the Holders of Registrable Shares), if any;

         (c) If the Piggy-Back Registration Statement relates to an underwritten offering, each Holder of Registrable Shares to be included therein must agree
(i) to sell such Holder's Registrable Shares on the same basis as provided in the underwriting arrangement approved by the Company, and (ii) to timely complete and execute all questionnaires, powers of attorney, indemnities, hold-back agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements or by the United States Securities and Exchange Commission (the "SEC") or by any state securities regulatory body;

         (d) If the managing underwriter or underwriters for the underwritten offering under the Piggy-Back Registration Statement determines that inclusion of all or any portion of the Registrable Shares in such offering would materially adversely affect the ability of the underwriters for such offering to sell all of the securities requested to be included for sale in such offering at the best price obtainable therefor, the aggregate number of Registrable Shares that may be sold by the Holders shall be limited to such number of Registrable Shares, if any, that the managing underwriter or underwriters determine may be included therein without such adverse effect as provided below. If the number of securities proposed to be sold in such underwritten offering exceeds the number of securities that may be sold in such offering, there shall be included in the offering, first, up to the maximum number of securities to be sold by the Company for its own account, and second, as to the balance, if any, Registrable Shares requested to be included therein by the Holders thereof (pro rata as between such Holders and all other holders of common stock of the Company exercising Registration Rights based upon the number of shares proposed to be registered by each), or in such other proportions as the managing underwriter or underwriters for the offering may require.

         (e) Holders of Registrable Shares shall have the right to withdraw their Registrable Shares from the Piggy-Back Registration Statement, but if the same relates to an underwritten offering, they may only do so during the time period and on the terms agreed upon among the underwriters for such underwritten offering and the Holders of Registrable Shares;

         (f) The Holders will advise the Company at the time a registration becomes effective whether the Registrable Shares included in the registration will be underwritten or sold directly by the Holders;

         (g) All demand and piggy-back registration rights of the Holders shall terminate when all of the Registrable Shares then outstanding may be sold pursuant to Rule 144(k) promulgated under the 1933 Act ("Rule 144(k)").

3.       OBLIGATIONS   OF  THE   COMPANY.   Whenever   required  to  effect  the
registration of any Registrable Shares pursuant to this Agreement, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC a registration statement with respect to such Registrable Shares and use all reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective until the sooner of all such Registrable Shares having been distributed, or until one hundred twenty (120) days have elapsed since such registration statement became effective (subject to extension of this period as provided below);

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement, or one hundred twenty (120) days have elapsed since such registration statement became effective (subject to the extension of this period as provided below);

         (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them;

         (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify as a broker-dealer in any states or jurisdictions or to do business or to file a general consent to service of process in any such states or jurisdictions;

         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter of such offering, in usual and customary form reasonably satisfactory to the Company and the Holders of a majority of the Registrable Shares to be included in such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

         (f) Notify each Holder of Registrable Shares covered by such registration statement, at any time when a prospectus relating thereto and covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

         (g) In the event of the notification provided for in Section 4(f) above, the Company shall use its best efforts to prepare and file with the SEC (and to provide copies thereof to the Holders) as soon as reasonably possible an amended prospectus complying with the 1933 Act, and the period during which the prospectus referred to in the notice provided for in Section 4(f) above cannot be used and the time period prior to the use of the amended prospectus referred to in this Section 4(g) shall not be counted in the one hundred twenty (120) day period of this Section 4.

4.       FURNISH INFORMATION.

         (a) It shall be a condition precedent to the obligations of the Company that the selling Holders shall furnish to the Company any and all information reasonably requested by the Company, its officers, directors, employees, counsel, agents or representatives, the underwriter or underwriters, if any, and the SEC or any other Governmental Authority, including, but not limited to: (i) such information regarding themselves, the Registrable Shares held by them, and the intended method of disposition of such securities, as shall be required to effect the registration of their Registrable Shares; and (ii) the identity of and compensation to be paid to any proposed underwriter or broker-dealer to be employed in connection therewith.

         (b) In connection with the preparation and filing of each registration statement registering Registrable Shares under the 1933 Act, the Company shall give the Holders of Registrable Shares on whose behalf such Registrable Shares are to be registered and their underwriters, if any, and their respective counsel and accountants, at such Holders' sole cost and expense (except as otherwise set forth herein), such access to copies of the Company's records and documents and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be reasonably necessary in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act.

5. EXPENSES OF REGISTRATION. All expenses, other than underwriting discounts and commissions applicable to the Registrable Shares sold by selling Holders, incurred in connection with the registration of the Registrable Shares pursuant to this Agreement, including, without limitation, all registration, filing and qualification fees, printer's expenses, accounting and legal fees and expenses of the Company and the reasonable legal fees of one (1) legal counsel for all Holders, shall be borne by the Company.

6. INDEMNIFICATION REGARDING REGISTRATION RIGHTS. If any Registrable Shares are included in a registration statement pursuant to this Agreement:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, liabilities (joint or several) or any legal or other costs and expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action to which they may become subject under the 1933 Act, the 1934 Act or state law, insofar as such losses, claims, damages, costs, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact with respect to the Company or its securities contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements therein; (ii) the omission or alleged omission to state therein a material fact with respect to the Company or its securities required to be stated therein or necessary to make the statements therein not misleading; or
(iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law. Notwithstanding the foregoing, the indemnity agreement contained in this Section 7(a) shall not apply and the Company shall not be liable (i) in any such case for any such loss, claim, damage, costs, expenses, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person,
(ii) for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, or (iii) if the statement or omission was corrected in a subsequent preliminary or final prospectus or amendment or supplement thereto, and the Holder failed to deliver such document to the purchaser of its securities.

         (b) To the extent permitted by law, each Holder who participates in a registration pursuant to the terms and conditions of this Agreement shall indemnify and hold harmless the Company, each of its directors and officers who have signed the registration statement, each Person, if any, who controls the Company within the meaning of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law, each of the Company's employees, agents, counsel and representatives, any underwriter and any other Holder selling securities in such registration statement, or any of its directors or officers, or any person who controls such Holder, against any losses, claims, damages, costs, expenses, liabilities (joint or several) to which the Company or any such director, officer, controlling person, employee, agent, representative, underwriter, or other such Holder, or director, officer or controlling person thereof, may become subject, under the 1933 Act, the 1934 Act or other federal or state law, only insofar as such losses, claims, damages, costs, expenses or liabilities or actions in respect thereto arise out of or are based upon any Violation, in each case to the extent and only to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such. Each such Holder will indemnify any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent representative, controlling person, underwriter or other Holder, or officer, director or of any controlling person thereof, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, costs, expenses, liability or action if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld.

         (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve the indemnifying party of its obligations under this Section 7, except to the extent that the failure results in a failure of actual notice to the indemnifying party and such indemnifying party is materially prejudiced in its ability to defend such action solely as a result of the failure to give such notice.

         (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under this Section 7 in respect of any losses, claims, damages, costs, expenses, liabilities or actions referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, costs, expenses, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand and of the Holder, on the other, in connection with the Violation that resulted in such losses, claims, damages, costs, expenses, liabilities or actions. The relative fault of the Company, on the one hand, and of the Holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of the material fact or the omission to state a material fact relates to information supplied by the Company or by the Holder, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Company, on the one hand, and the Holders, on the other, agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of losses, claims, damages, costs, expenses, liabilities and actions referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this Section 7, neither the Company nor the Holders shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public exceeds the amount of any damages which the Company or each such Holder has otherwise been required to pay by reason of such Violation. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

7. REPORTS UNDER THE 1934 ACT. So long as the Company has a class of securities registered pursuant to Section 12 of the 1934 Act, with a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, if applicable, the Company agrees to use its reasonable efforts to:

         (a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

         (b) File with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act;

         (c) Use its reasonable best efforts to include all Common Stock covered by such registration statement on NASDAQ if the Common Stock is then quoted on NASDAQ; or list all Common Stock covered by such registration statement on such securities exchange on which any of the Common Stock is then listed; or, if the Common Stock is not then quoted on NASDAQ or listed on any national securities exchange, use its best efforts to have such Common Stock covered by such registration statement quoted on NASDAQ or, at the option of the Company, listed on a national securities exchange; and

         (d) Furnish to any Holder, so long as the Holder owns any Registrable Shares, (i) forthwith upon request a copy of the most recent annual or quarterly report of the Company and such other SEC reports and documents so filed by the Company, and (ii) such other information (but not any opinion of counsel) as may be reasonably requested by any Holder seeking to avail himself of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.


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

8. ASSIGNMENT OF REGISTRATION RIGHTS. Subject to the terms and conditions of this Agreement, the right to cause the Company to register Registrable Shares pursuant to this Agreement may be assigned by Holder to any transferee or assignee of such securities; provided that said transferee or assignee is a transferee or assignee of at least ten percent (10%) of the Registrable Shares and provided that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act; it being the intention that so long as Holder holds any Registrable Shares hereunder, either Holder or its transferee or assignee of at least ten percent may exercise the registration rights hereunder. Other than as set forth above, the parties hereto hereby agree that the registration rights hereunder shall not be transferable or assigned and any contemplated transfer or assignment in contravention of this Agreement shall be deemed null and void and of no effect whatsoever.

9.       OTHER MATTERS.

         (a) Each Holder of Registrable Shares hereby agrees by acquisition of such Registrable Shares that, with respect to each offering of the Registrable Shares, whether each Holder is offering such Registrable Shares in an underwritten or nonunderwritten offering, such Holder will comply with Regulation M or such other or additional anti-manipulation rules then in effect until such offering has been completed, and in respect of any nonunderwritten offering, in writing will inform the Company, any other Holders who are selling shareholders, and any national securities exchange upon which the securities of the Company are listed, that the Registrable Shares have been sold and will, upon the Company's request, furnish the distribution list of the Registrable Shares. In addition, upon the request of the Company, each Holder will supply the Company with such documents and information as the Company may reasonably request with respect to the subject matter set forth and described in this
Section 10.

         (b) Each Holder of Registrable Shares hereby agrees by acquisition of such Registrable Shares that, upon receipt of any notice from the Company of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference, untrue in any material respect or which requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference, in order to make the statements therein not misleading in any material respect, such Holder will forthwith discontinue disposition of Registrable Shares under the prospectus related to the applicable registration statement until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus.

10. WAIVERS AND MODIFICATIONS. All modifications, consents, amendments or waivers (herein "Waivers") of any provision of this Agreement shall be effective only if the same shall be in writing by Shareholders and then shall be effective only in the specific instance and for the purpose for which given. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. No failure to exercise, and no delay in exercising, on the part of Shareholders, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Shareholders hereunder shall be in addition to all other rights provided by law.

11. GOVERNING LAW. This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of law principles.


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

12.      ARBITRATION.

         (a) Upon the demand of Shareholders or the Company (collectively the "parties"), made before the institution of any judicial proceeding or not more than sixty (60) days after service of a complaint, third party complaint, cross-claim or counterclaim or any answer thereto or any amendment to any of the above, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this arbitration clause. A "Dispute" shall include any action, dispute, claim, or controversy of any kind, whether founded in contract, tort, statutory or common law, equity, or otherwise, now existing or hereafter occurring between the parties arising out of, pertaining to or in connection with this Agreement, or any related agreements, documents, or instruments (the "Documents"). The parties understand that by this Agreement they have decided that the Disputes may be submitted to arbitration rather that being decided through litigation in court before a judge or jury and that once decided by an arbitrator the claims involved cannot later be brought, filed, or pursued in court.

         (b) Arbitrations conducted pursuant to this Agreement, including selection of arbitrators, shall be administered by the American Arbitration Association ("Administrator") pursuant to the Commercial Arbitration Rules of the Administrator. Arbitrations conducted pursuant to the terms hereof shall be governed by the provisions of the Federal Arbitration Act (Title 9 of the United States Code), and to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of Delaware. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. 91 or similar governing state law. Any party who fails to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses, including reasonable attorneys' fees, incurred by the opposing party in compelling arbitration of any Dispute.

         (c) No provision of, nor the exercise of any rights under, this arbitration clause shall limit the right of any party to (i) foreclose against any real or personal property collateral or other security, (ii) exercise self-help remedies (including repossession and set off rights) or (iii) obtain provisional or ancillary remedies such as injunctive relief, sequestration, attachment, replevin, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action as described above shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration, nor render inapplicable the compulsory arbitration provisions hereof. Any claim or Dispute related to exercise of any self-help, auxiliary or other exercise of rights under this
Section 13 shall be a Dispute hereunder.

         (d) Arbitrator(s) shall resolve all Disputes in accordance with the applicable substantive law of the State of Delaware. Arbitrator(s) may make an award of attorneys' fees and expenses if permitted by law or the agreement of the parties. All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with this arbitration clause. Any arbitrator selected to act as the only arbitrator in a Dispute shall be required to be a practicing attorney with not less than five (5) years practice in commercial law in the State of Delaware. With respect to a Dispute in which the claims or amounts in controversy do not exceed five hundred thousand dollars ($500,000), a single arbitrator shall be chosen and shall resolve the Dispute. In such case the arbitrator shall have authority to render an award up to but not to exceed five hundred thousand dollars ($500,000), including all damages of any kind whatsoever, costs, fees and expenses. Submission to a single arbitrator shall be a waiver of all parties' claims to recover more than five hundred thousand dollars ($500,000). A Dispute involving claims or amounts in controversy exceeding five hundred thousand dollars ($500,000) shall be decided by a majority vote of a panel of three arbitrators ("Arbitration Panel"), one of whom must possess the qualifications to sit as a single arbitrator in a Dispute decided by one arbitrator. The arbitrator(s) shall be empowered to resolve any dispute regarding the terms of this Agreement or any Dispute or any claim that all or any part (including this provision) is void or voidable but shall have no power to change or alter the terms of this Agreement. The award of the arbitrator(s) shall be in writing and shall specify the factual and legal basis for the award.


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

         (e)  To  the  maximum  extent  practicable,   the  Administrator,   the
arbitrator(s) and the parties shall take any action reasonably necessary to require that an arbitration proceeding hereunder be concluded within one hundred eighty (180) days of the filing of the Dispute with the Administrator. The arbitrator(s) shall be empowered to impose sanctions for any party's failure to proceed within the times established herein. Arbitration proceedings hereunder shall be conducted in the State of Delaware at a location determined by the Administrator. In any such proceeding, a party shall state as a counterclaim any claim which arises out of the transaction or occurrence or is in any way related to this Agreement which does not require the presence of a third party which could not be joined as a party in the proceeding. The provisions of this arbitration clause shall survive any termination, amendment or expiration of this Agreement unless the parties otherwise expressly agree in writing. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or as required by applicable law or regulation.

13. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision shall be added as part of this Agreement a provision mutually agreeable to the Company and Shareholders as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. In the event the Company and Shareholders are unable to agree upon a provision to be added to this Agreement within a period of ten (10) business days after a provision of this Agreement is held to be illegal, invalid or unenforceable, then a provision acceptable to independent arbitrators, such to be selected in accordance with the provisions of the American Arbitration Association, as similar in terms to the illegal, invalid or unenforceable provision as is possible and be legal, valid and enforceable shall be added automatically to this Agreement. In either case, the effective date of the added provision shall be the date upon which the prior provision was held to be illegal, invalid or unenforceable.

14. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and Shareholders and their respective successors, assigns and legal representatives; provided, however, that the Company may not, without the prior written consent of Shareholders, assign any rights, powers, duties or obligations thereunder.

15. NO THIRD PARTY BENEFICIARY. The parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Agreement be construed to make or render Shareholders liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by the Company, or for debts or claims accruing to any such persons against the Company. Notwithstanding anything contained herein, no conduct by any or all of the parties hereto, before or after signing this Agreement, shall be construed as creating any right, claim or cause of action against Shareholders, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by the Company, nor to any other person or entity other than the Company.

16. ENTIRETY. This Agreement and any other documents or instruments issued or entered into pursuant hereto and thereto contain the entire agreement between the parties and supersede all prior agreements and understandings, written or oral (if any), relating to the subject matter hereof and thereof.

17. HEADINGS. Section headings are for convenience of reference only and, except as a means of identification of reference, shall in no way affect the interpretation of this Agreement.

18. SURVIVAL. All representations and warranties made by the Company herein shall survive the Merger.

19. MULTIPLE COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

20.      NOTICES.

         (a) Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered, mailed by prepaid certified or registered mail or sent by overnight service, such as FedEx, or
(ii) made by telex or facsimile transmission delivered or transmitted to the party to whom such notice or communication is directed, with confirmation thereupon given in writing and personally delivered or mailed by prepaid certified or registered mail.

         (b) Any notice to be mailed, sent or personally delivered shall be mailed or delivered to the principal offices of the party to whom such notice is addressed, as that address is specified herein below. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is mailed, postage prepaid, or sent by overnight service or personally delivered or, if transmitted by telex or facsimile transmission, on the day that such notice is transmitted; provided, however, that any notice by telex or facsimile transmission, received by any the Company or Shareholders after 4:00 p.m., Dallas, Texas time, at the recipient's address, on any day, shall be deemed to have been given on the next succeeding business day. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties.

         If to the Company to:

         Integrated Security Systems, Inc.
         8200 Springwood Drive, Suite 230
         Irving, Texas  75063
         (972) 444-8280 (telephone)
         (972) 869-3843 (fax)

         with a copy to:

         David H. Oden, Esq.
         Hayes and Boone, LLP
         2505 N. Plano Road
         Suite 4000
         Richardson, Texas  75082
         (972) 739-6929 (telephone)
         (972) 680-7551 (fax)


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

         If to Shareholders to:

         Mary Roland
         7911 Roswell Drive
         Falls Church, VA 22043-3410

         and

         Ann Rosenbloom
         1326 Colvin Forest Drive
         Vienna, VA 22182

         with a copy to:

         Robert A. Welp, Esq.
         Hogan & Hartson L.L.P.
         8300 Greensboro Drive
         Suite 1100
         McLean, VA 22203
         (703) 610-6119 (telephone)
         (703) 610-6200 (fax)

         Any notice delivered personally in the manner provided herein will be deemed given to the party to whom it is directed upon the party's (or its agent's) actual receipt. Any notice addressed and mailed in the manner provided here will be deemed given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is placed in the mail, or, if earlier, the time of actual receipt.

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and delivered, as of the date and year first above written.


                                  COMPANY:

                                  INTEGRATED SECURITY SYSTEMS, INC.

                                  By:      /s/ C. A. RUNDELL, JR.
                                           ------------------------------------

                                  Title:   Chairman and Chief Executive Officer


                                  SHAREHOLDERS:


                                  By:      /s/ MARY ROLAND
                                           ------------------------------------
                                           Mary Roland

                                  By:      /s/ ANN ROSENBLOOM
                                           ------------------------------------
                                           Ann Rosenbloom



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


                                    SCHEDULES

Disclosure Letter

Schedule 4.3 - Warrants and Options

Schedule 4.17 - Summary of Insurance

         Buyer agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.





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